Exhibit 99.1
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IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ALYSSA ESTREEN, Derivatively and on Behalf of GROUPON, INC.

Plaintiff,

v.

ERIK LEFKOFSKY, MELISSA THOMAS, PETER BARRIS, THEODORE LEONSIS, ROBERT BASS, DEBORAH WAHL, RICHARD WILLIAMS, MICHAEL ANGELAKIS, and ANN ZIEGLER,

Defendants,

and

GROUPON, INC.,

Nominal Defendant.
C.A. No. 2022-0057-PAF

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SAMAN F. KHOURY, derivatively and on behalf of GROUPON, INC.

Plaintiff,

v.

RICHARD WILLIAMS, MELISSA THOMAS, MICHAEL RANDOLFI, THEODORE LEONSIS, PETER BARRIS, ROBERT BASS, ERIC LEFKOFSKY, VALERIE MOSLEY, HELEN VAID, AND DEBORAH WAHL;

Defendants,

-and-

GROUPON, INC., a Delaware corporation,

Nominal Defendant.
C.A. No. 2022-0077-PAF

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MORIAH HARGROVE ANDERS, on behalf of GROUPON, INC.

Plaintiff,

v.

MICHAEL ANGELAKIS, PETER BARRIS, ROBERT BASS, ERIK LEFKOFSKY, THEODORE LEONSIS, MELISSA THOMAS, DEBORAH WAHL, RICHARD M. WILLIAMS, and ANN ZIEGLER,

Defendants,

and

GROUPON, INC., a Delaware Corporation,

Nominal Defendant.
C.A. No. 2022-0407-PAF

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STIPULATION OF COMPROMISE AND SETTLEMENT

This Stipulation of Compromise and Settlement (“Stipulation”) is made and entered into as of February 2, 2023. The parties to this litigation (each a “Party” and, collectively, the “Parties”), by and through their undersigned attorneys, have reached an agreement for the settlement of the above-captioned cases styled Estreen v. Lefkofsky, et al., C.A. No. 2022-0057-PAF (the “Estreen Action”); Khoury v. Williams, et al., C.A. No. 2022-0077-PAF (the “Khoury Action”); and Anders v. Angelakis, et al., C.A. No. 2022-0407-PAF (the “Anders Action”, and, together with the Khoury and Estreen Actions, the “Chancery Actions”), filed in the Court of Chancery of the State of Delaware (the “Court”), and a stockholder derivative action styled Frankel v. Thomas, et al., Case No. 1:21-cv-01281-RGA (the “Federal Derivative Action,” and, collectively with the Chancery Actions, the “Derivative Actions”), pending in the United States District Court for the District of Delaware (the “Delaware Federal Court”), on the terms set forth below (the “Settlement”) and subject to Court approval pursuant to Court of Chancery Rule 23.1.1
This Stipulation is intended to fully, finally, and forever resolve, discharge, settle, and dismiss with prejudice all claims asserted in the Derivative Actions and all claims relating to the facts alleged in the Derivative Actions. Pursuant to the
1 Capitalized words or terms used herein, unless otherwise defined, shall have the meanings ascribed to them in Section I herein titled “Definitions.”

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Settlement, Groupon, Inc. (“Groupon,” the “Company,” or “Nominal Defendant”) will institute certain corporate governance reforms designed to enhance Groupon’s internal controls, public disclosure protocols, reporting mechanisms, and Board of Directors (“Board”) and management level oversight of the same. This Stipulation is intended by the Parties to fully, finally and forever resolve, discharge, release, and settle the Released Claims (as defined below in ¶1.30) upon final Court approval and subject to the terms and conditions hereof.
Summary of the Proceedings
A.The Derivative Actions concern Plaintiffs’ allegations that the Individual Defendants’ made misrepresentations regarding the performance of Groupon’s business units and financial prospects between 2019 and 2020, which allegedly resulted in a decline in the Company’s stock price and damaged the Company’s goodwill and reputation. The Khoury Action also concerns plaintiff Khoury’s allegations that the Board wrongfully and constructively refused his demand to investigate these same allegations.
B.On April 28, 2020, a Groupon stockholder filed a putative federal securities action in the United States District Court for the Northern District of Illinois (“Illinois Federal Court”) captioned Macovski v. Groupon Inc., et al., No. 1:20-cv-02581 (the “Federal Securities Action”) in connection with the announcement of Groupon’s fourth quarter 2019 results.

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C.On September 9, 2021, following a pre-suit inspection of certain non-public books and records of the Company pursuant to 8 Del. C. § 220, plaintiff Jonathan Frankel initiated the Federal Derivative Action against certain of the Defendants by filing a Verified Stockholder Derivative Complaint in the Delaware Federal Court, on behalf of Groupon, asserting claims for breaches of fiduciary duty, waste of corporate assets, unjust enrichment, and violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).
D.On November 8, 2021, the parties in the Federal Derivative Action filed a Joint Stipulation and [Proposed] Order to Set Time to Answer or Otherwise Plead to the Complaint, which the Delaware Federal Court granted the same day.
E.On December 15, 2021, the parties in the Federal Derivative Action filed a Joint Stipulation and [Proposed] Order Regarding a Temporary Stay providing for a stay of the Federal Derivative Action until at least July 1, 2022 to allow progress in the related Federal Securities Action, which the Delaware Federal Court granted on the same day.
F.On January 19, 2022, following a pre-suit inspection of certain non-public books and records of the Company pursuant to 8 Del. C. § 220, plaintiff Alyssa Estreen initiated the Estreen Action against certain of the Defendants by filing a Verified Stockholder Derivative Complaint in the Court, on behalf of Groupon, asserting claims for breaches of fiduciary duty and unjust enrichment.

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G.On January 24, 2022, following a pre-suit inspection of certain non-public books and records of the Company pursuant to 8 Del. C. § 220, and after making a pre-suit litigation demand on the Board, plaintiff Saman F. Khoury initiated the Khoury Action against certain of the Defendants by filing a Verified Stockholder Derivative Complaint in the Court, on behalf of Groupon, asserting claims for breaches of fiduciary duty based on the underlying conduct and on the Board’s alleged wrongful constructive refusal of his litigation demand.
H.On February 22, 2022, the parties to the Estreen Action filed a joint Stipulation and [Proposed] Order Regarding Scheduling. Also on February 22, 2022, the parties in the Khoury Action filed a Joint Stipulation and [Proposed] Order Regarding Acceptance of Service and Case Schedule. The Court granted the respective scheduling stipulations in the Estreen and Khoury Actions on February 23, 2022.
I.On March 14, 2022, the parties in the Estreen Action filed a Joint Stipulation and [Proposed] Order Regarding Stay providing for a stay of the Estreen Action until at least July 1, 2022 to allow progress in the related Federal Securities Action, which the Court granted the same day.
J.On April 8, 2022, the Defendants in the Khoury Action filed a motion to stay that action (the “Motion to Stay”) in favor of the Federal Securities Action,

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or, in the alternative, to dismiss the Khoury Action pursuant to Court of Chancery Rules 23.1 and 12(b)(6) (the “Motion to Dismiss”).
K.On April 27, 2022, the Defendants in the Khoury Action filed a motion for entry of a briefing schedule on their Motion to Stay. On May 4, 2022, plaintiff Khoury filed his opposition to this motion and his cross-motion for entry of a briefing schedule order. Following further briefing and oral argument, the Court ordered that the Motion to Stay should be briefed and decided before the Motion to Dismiss.
L.On May 9, 2022, following a pre-suit inspection of certain non-public books and records of the Company pursuant to 8 Del. C. § 220, plaintiff Moriah Hargrove Anders initiated the Anders Action against certain of the Defendants by filing a Verified Stockholder Derivative Complaint in the Court, on behalf of Groupon, asserting claims for breaches of fiduciary duty.
M.Also on May 9, 2022, Groupon announced in its Form 10-Q for the first quarter of 2022 that it had reached an agreement to settle the Federal Securities Action for $13.5 million and, if the court approved the settlement, the Company’s insurers would fund the settlement in its entirety.
N.On May 10, 2022, the parties to the Federal Securities Action informed the Illinois Federal Court during a telephonic status conference that they had reached a tentative settlement subject to documentation.

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O.On June 16, 2022, the Defendants in the Khoury Action filed a motion to stay that action pending final resolution of the Federal Securities Action and to limit plaintiff Khoury from receiving discovery during the stay. On June 24, 2022, plaintiff Khoury filed his opposition to the motion and his cross-motion for entry of his proposed stay order and protective order, providing that Defendants would give him the discovery from the Federal Securities Action during the pendency of the stay. Following further briefing, the Court granted Defendants’ motion and denied plaintiff Khoury’s request to be provided with discovery from the Federal Securities Action, but also ordered that Defendants shall file their opening brief in support of their Motion to Dismiss within fourteen days after the date the settlement in the Federal Securities Action is either approved or rejected.
P.On June 22, 2022, the parties in the Anders Action filed a Joint Stipulation and [Proposed] Order Regarding Service and Stay providing for a stay of the Anders Action until the later of September 16, 2022 or when the settlement of the Federal Securities Action is approved by a final, non-appealable order, which the Court granted the next day.
Q.On June 28, 2022, the parties in the Estreen Action filed a Joint Stipulation and [Proposed] Order Extending Stay providing for a stay of the Estreen Action until the later of September 16, 2022 or when the settlement of the Federal

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Securities Action is approved by a final, non-appealable order, which the Court granted the next day.
R.On June 29, 2022, the parties in the Federal Derivative Action filed a Joint Stipulation Regarding Continuing Stay and [Proposed] Order providing for a continued stay of the Federal Derivative Action until the later of September 16, 2022 or when the settlement of the Federal Securities Action is approved by a final, non-appealable order, which the Delaware Federal Court granted on the same day.
S.On October 28, 2022, the Illinois Federal Court entered an order granting final approval of the settlement in the Federal Securities Action.
T.On November 2, 2022 and November 22, 2022, respectively, at Defendants’ request and as a professional courtesy, the parties in the Khoury Action filed two Stipulations and [Proposed] Orders Regarding Briefing on Defendants’ Motion to Dismiss extending the time for Defendants to file their Motion to Dismiss, which the Court granted the same day in each instance.
U.On December 30, 2022, the parties in the Khoury Action filed a third Stipulation and [Proposed] Order Regarding Briefing on Defendants’ Motion to Dismiss informing the Court that the Parties had reached an agreement on the consideration that would form the basis of this Settlement and extending the time

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for Defendants to file their Motion to Dismiss until February 24, 2023 while the Parties work through the remaining aspects of the Settlement, which the Court granted the same day.
Settlement Negotiations
V.Beginning in or around June 2022, Defendants approached plaintiffs’ counsel in the respective Derivative Actions (collectively “Plaintiffs’ Counsel”) to begin exploring a potential resolution of the Derivative Actions. In response, Plaintiffs’ Counsel began coordinating settlement-related efforts in an attempt to resolve the Derivative Actions. In connection with the Parties’ global settlement efforts, in June 2022, Defendants’ Counsel requested an initial mediation session with Plaintiffs’ Counsel. Shortly thereafter, the Parties agreed to attend a mediation before Mr. Jed D. Melnick, Esq. of JAMS (the “Mediator”), scheduled for June 28, 2022.
W.The Parties submitted their respective mediation statements on June 17, 2022. Plaintiffs also submitted a joint and comprehensive settlement demand with their mediation statement submission.
X.On June 28, 2022, the Parties participated in a full-day mediation session with the Mediator. The Parties subsequently continued arm’s-length

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settlement negotiations in the months following the mediation, with the assistance of the Mediator, and ultimately, on November 21, 2022, agreed to the terms of the corporate governance reforms attached hereto as Ex. A to be implemented by Groupon (the “Governance Reforms”).
Y.After reaching agreement on the consideration for the Settlement, Plaintiffs’ Counsel engaged in arm’s-length negotiations with Defendants’ Counsel, with the assistance of the Mediator, concerning an appropriate award of attorneys’ fees and litigation expenses for Plaintiffs’ Counsel. Despite good-faith negotiations, the Parties were unable to reach an agreed-to amount of attorneys’ fees and reimbursement of litigation expenses. However, Defendants and the Company acknowledge that Plaintiffs’ Counsel are entitled to an award of attorneys’ fees and reimbursement of litigation expenses in connection with the Derivative Actions and the Settlement. As a result, Plaintiffs’ Counsel will apply to the Court for a Fee and Expense Amount, which will not exceed $2.8 million. Defendants intend to contest the amount of any such fee application and reserve the right to do so.
Z.The Parties believe that the Stipulation is in the best interests of Groupon and Groupon’s current stockholders, and that the Stipulation confers substantial benefits upon Groupon and its stockholders.

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AA.The independent members of Groupon’s Board, in exercising their business judgment, approved the Settlement and each of its terms as in the best interests of Groupon and its stockholders.
AB.Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the substantial and immediate benefit the Settlement confers on Groupon and its stockholders, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, Plaintiffs have concluded that it is desirable that the Derivative Actions be fully and finally settled in the manner, and upon the terms and conditions, set forth in this Stipulation.
AC.The Individual Defendants make no admission of liability or any form of wrongdoing whatsoever. The Individual Defendants deny that any of them has committed any violations of law or breaches of fiduciary duty or engaged in any of the wrongful acts alleged in the Derivative Actions, and expressly maintain that they diligently and scrupulously complied with any and all fiduciary and other legal duties, to the extent such duties exist, and further believe that that the Derivative Actions are without merit.

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AD.Nonetheless, the Individual Defendants are entering into this Stipulation and the Settlement solely to eliminate the burden, expense, and uncertainties inherent in further litigation.
AE.Groupon acknowledges and agrees that the filing, pendency, and settlement of the Derivative Actions, including Plaintiffs’ pre-suit investigations pursuant to 8 Del. C. § 220 and plaintiff Khoury’s pre-suit litigation demand, were the cause of the Company’s decision to adopt, implement, and maintain the Governance Reforms.
AF.Groupon also acknowledges and agrees that the Governance Reforms confer a substantial benefit on Groupon and Groupon’s stockholders.
AG.This Stipulation and the provisions herein shall not be deemed to be, or offered or received in evidence as, a presumption against, or a concession or an admission of any fault, liability, wrongdoing or damage whatsoever by any Defendant.
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, BY AND AMONG THE PARTIES TO THIS STIPULATION, subject to the approval of the Court pursuant to Court of Chancery Rule 23.1, that the Derivative Actions shall be fully and finally compromised and settled, the Released Claims shall be released as against the Releasees, and the Derivative Actions shall be dismissed

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with prejudice, upon and subject to the following terms and conditions of the Settlement, as follows:
I.DEFINITIONS
1.1.“Additional Information” means the additional factual information that Defendants will provide to Plaintiffs’ Counsel during the Additional Information Period.
1.2.“Additional Information Period” means the period of thirty (30) days following the execution of this Stipulation during which Plaintiffs’ Counsel may have access to Additional Information.
1.3.“Board” means Groupon’s Board of Directors.
1.4.“Chancery Actions” means the Estreen, Khoury, and Anders Actions.
1.5.“Chancery Action Plaintiffs” means plaintiffs Alyssa Estreen, Saman F. Khoury, and Moriah Hargrove Anders in the Chancery Actions.
1.6.“Claims” means any and all claims, rights, duties, controversies, obligations, demands, actions, debts, sums of money, suits, contracts, agreements, promises, damages, losses, judgments, liabilities, allegations, arguments, and causes of action or liabilities of any kind, nature and character (including, but not limited to, claims for damages, equitable relief, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on federal, state, local, administrative, statutory, common law, or

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any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured.
1.7.“Court” means the Court of Chancery of the State of Delaware.
1.8.“Current Groupon Stockholders” means any Person or Persons (as defined herein) who own Groupon common stock as of the date of the execution of this Stipulation and continue to hold their Groupon common stock as of the date of the Settlement Hearing.
1.9.“Defendants” means the Individual Defendants and Groupon.
1.10.“Defendants’ Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP.
1.11.“Defendants’ Released Claims” means all Claims that could be asserted in any forum by any of Nominal Defendant or the Individual Defendants against Plaintiffs’ Releasees (including known and Unknown Claims brought directly), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims; provided, however, that it is understood that “Defendants’ Released Claims” and any release provided by this Settlement shall not include: (i) any claims to enforce the Settlement, or (ii) any claims by Defendants or any other insured to enforce their rights under any contract or policy of insurance.

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1.12.“Defendants’ Releasees” means (i) each of the Defendants and Defendants’ Counsel; (ii) the current and former parents, affiliates, subsidiaries, portfolio entities, successors, predecessors, partners, members, shareholders, assigns, and assignees of each of the foregoing in (i); and (iii) the current and former immediate family members, spouses, heirs, executors, estates, beneficiaries, distributees, foundations, administrators, trusts, trustees, general or limited partners or partnerships, joint ventures, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals and agents of each of the Persons listed in (i) and (ii).
1.13.“Defendant Releasors” means Defendants and each of their respective heirs, executors, administrators, trusts, trustees, estates, beneficiaries, legatees, predecessors, successors, and assigns (and assignees of each of the foregoing).
1.14.“Delaware Federal Court” means the United States District Court for the District of Delaware.
1.15.“Derivative Actions” means the Chancery Actions and the Federal Derivative Action collectively.

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1.16.“Effective Date” means the first date by which all of the events and conditions specified in Paragraph 9.1 herein have been met and have occurred or have been waived in writing by the Parties.
1.17.“Federal Derivative Action” means the derivative action styled Frankel v. Thomas, et al., Case No. 1:21-cv-01281-RGA, pending in the United States District Court for the District of Delaware.
1.18.“Federal Derivative Plaintiff” means plaintiff Jonathan Frankel in the Federal Derivative Action.
1.19.“Fee and Expense Amount” means the amount of fees and expenses to be paid to Plaintiffs’ Counsel by Groupon and/or its insurers, in an amount approved by the Court.
1.20.“Final,” with respect to a court order, means the later of: (i) if there is an appeal from a court order, the date of final affirmance on appeal and the expiration of the time for any further judicial review whether by appeal, reconsideration or a petition for a writ of certiorari and, if certiorari is granted, the date of final affirmance of the order following review pursuant to the grant; or (ii) the date of final dismissal of any appeal from the order or the final dismissal of any proceeding on certiorari to review the order; or (iii) the expiration of the time for the filing or noticing of any appeal or petition for certiorari from the order (or, if the date for taking an appeal or seeking review of the order shall be extended

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beyond this time by order of the issuing court, by operation of law or otherwise, or if such extension is requested, the date of expiration of any extension if any appeal or review is not sought), without any such filing or noticing being made. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to the Court’s award of attorneys’ fees or expenses, shall not in any way delay or affect the time set forth above for the Judgment to become Final or otherwise preclude the Judgment from becoming Final.
1.21.“Individual Defendants” means Michael Angelakis, Peter J. Barris, Robert J. Bass, Eric Lefkofsky, Theodore J. Leonsis, Valerie Mosley, Michael Randolfi, Melessa Thomas, Helen Vaid, Deborah Wahl, Richard Williams and Ann Ziegler.
1.22.“Judgment” means the final order and judgment to be entered by the Court, substantially in the form of Exhibit D attached hereto.
1.23.“Notice” means the Notice of Pendency and Proposed Settlement of Derivative Actions to Current Groupon Stockholders, which, subject to the Court’s approval, shall be substantially in the form of Exhibit C.
1.24.“Parties” means, collectively, Plaintiffs (individually and derivatively on behalf of Groupon), and each of the Defendants.
1.25.“Person(s)” means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability

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company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.
1.26.“Plaintiffs” means the Chancery Action Plaintiffs and the Federal Derivative Action Plaintiff, collectively.
1.27.“Plaintiffs’ Counsel” means Robbins LLP, Cooch and Taylor, P.A., Kahn Swick & Foti, LLC, McCollom D’Emilio Smith Uebler LLC, Bragar Eagel & Squire, PC, Moore Kuehn, PLLC, deLeeuw Law LLC, Shuman, Glenn & Stecker, and Long Law, LLC.
1.28.“Plaintiffs’ Releasees” means Plaintiffs, each of their immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, estates, assigns, and agents thereof, and Plaintiffs’ Counsel.
1.29.“Plaintiff Releasors” means Groupon, Plaintiffs (individually and on behalf of Groupon) and each Current Groupon Stockholder, and each of their respective heirs, executors, administrators, trusts, trustees, estates, beneficiaries, legatees, insurers, reinsurers, predecessors, successors, and assigns (and assignees of each of the foregoing).

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1.30.“Released Claims” means any and all claims (including “Unknown Claims,” as defined in ¶1.35), debts, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, accrued or un-accrued, liquidated or un-liquidated, matured or un-matured, whether or not concealed or hidden, asserted or un-asserted (including, without limitation, claims for negligence, negligent supervision, gross negligence, reckless or intentional conduct, indemnification, breaches of duty, misrepresentation, unjust enrichment, constructive trust, breach of fiduciary duty, negligent or fraudulent misrepresentation, insider trading, mismanagement, corporate waste, breach of contract, or any other claims for damages, interest, attorneys’ fees, expert fees, or other costs, expenses, or liabilities, whether based on federal, state, local, foreign, statutory, regulatory, or common law, or in equity, or any other law, rule, or regulations), with respect to any and all conduct, matters, transactions, or occurrences that were alleged in the Derivative Actions, or arise from or relate to any of the conduct, matters, transactions, or occurrences that were alleged in the Derivative Actions, or could have been asserted with respect to any of the matters, transactions, or occurrences that were alleged in the Derivative Actions, including, without limitation: (i) the dissemination of false and misleading statements and omissions in the Company’s United States Securities and Exchange Commission (“SEC”) filings with respect to the performance and financial prospects of

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Groupon’s business segments and the Company’s projected adjusted earnings before interest, taxes, depreciation, and amortization (“AEBITDA”) between 2019 and 2020; (ii) the participation in insider trading by selling Groupon stock while in possession and on the basis of material nonpublic information; (iii) the Board’s oversight with respect to the Company’s financial performance and financial prospects between 2019 and 2020; (iv) the Board’s wrongful constructive refusal of plaintiff Khoury’s demand to investigate the misconduct detailed herein and institute this litigation; and (v) any decision of the Company’s officers or directors related to the foregoing; provided, however, that it is understood that “Released Claims” and any release provided by this Settlement shall not include any claims to enforce the Settlement.
1.31.“Releasees” means Plaintiffs’ Releasees and Defendants’ Releasees.
1.32.“Scheduling Order” means the order to be entered by the Court, substantially in the form attached hereto as Exhibit B, approving the form of the notice of the Settlement to Groupon stockholders as of the date of this Stipulation and method of giving notice, and scheduling a Settlement Hearing to consider whether the Settlement and the Fee and Expense Amount should be finally approved.
1.33.“Settlement” means the settlement of the Derivative Actions as documented in this Stipulation.

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1.34.“Settlement Hearing” means the hearing (or hearings) by the Court, whether in person or via teleconference or videoconference, at which the Court will review and assess the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and determine (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.
1.35.“Unknown Claims” means any Claim that any Plaintiff Releasor does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Claims and Defendants’ Released Claims, or might have affected his, her, or its decision not to object to this Settlement. Unknown Claims include those Claims in which some or all of the facts comprising the Claim may be unsuspected, or even undisclosed or hidden, and without regard to the subsequent discovery of different facts. The Settlement is intended to extinguish all of the Released Claims, and consistent with such intention, upon final approval of the Settlement, the Plaintiff Releasors shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal or foreign law or principle of common law, which may have the effect of limiting the releases set forth herein. This shall include a waiver by the Plaintiff Releasors of any rights pursuant to California Civil Code §

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1542 (or any similar, comparable, or equivalent provision of any federal, state, or foreign law, or principle of common law), which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs acknowledge, and the Plaintiff Releasors shall be deemed by operation of the entry of Judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for, is an integral element of the Settlement, and was relied upon by each and all of the Individual Defendants and Groupon in entering into the Settlement.
II.SETTLEMENT CONSIDERATION
1.1.The Parties agree that as a direct result of Plaintiffs’ investigation, initiation, and litigation of the Derivative Actions (including Plaintiffs’ pre-suit investigations pursuant to 8 Del. C. § 220 and plaintiff Khoury’s pre-suit litigation demand), in consideration for the full Settlement and release of the Released Claims, and upon Court approval of the Settlement, Groupon will implement the Governance Reforms of which Plaintiffs were the sole cause.
(a)Groupon shall adopt and implement the Governance Reforms set forth in Exhibit A according to the terms set forth in Exhibit A.

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(b)Board Approval. Groupon represents that the Company’s Board, including a majority of the independent directors, has approved the Governance Reforms and acknowledges that the Governance Reforms confer a substantial benefit under Delaware law on the Company and its stockholders and that the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders.
III.ADDITIONAL INFORMATION
1.1.During the Additional Information Period, and subject to the provisions of the confidentiality agreements that each Plaintiff entered into with the Company in connection with that Plaintiff’s respective inspection demand pursuant to 8 Del. C. § 220, Plaintiffs (through Plaintiffs’ Counsel) will have access to Additional Information regarding the facts underlying the claims in the Derivative Actions.
1.2.The Additional Information to which Plaintiffs’ Counsel shall have access during the Additional Information Period shall include all discovery from the Federal Securities Action for which any Individual Defendant was a custodian.
1.3.Unless otherwise set forth in this Paragraph 3.3, Plaintiffs’ Counsel will return and/or certify that they have destroyed all copies of the Additional Information (including any electronic versions or copies created) within five (5) business days of the conclusion of the Additional Information Period. If, within

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five (5) business days following the completion of the Additional Information Period, and as a result of reviewing the Additional Information, Plaintiffs and Plaintiffs’ Counsel believe that the Additional Information materially and adversely affects the fairness, reasonableness, and adequacy of the Settlement, then Plaintiffs and Plaintiffs’ counsel shall inform Defendants and the Mediator of Plaintiffs’ assessment of the Additional Information.  The parties then shall reasonably and in good faith participate in a mediation with the Mediator regarding Plaintiffs’ assessment of the Additional Information.  In the event Plaintiffs invoke mediation and the Parties cannot reach an agreement after the mediation with the Mediator, Plaintiffs shall have the right to advise the Court that they no longer support the approval of the Settlement, and Defendants will reserve the right to oppose Plaintiffs’ position and seek approval of the Settlement on the ground that the Additional Information does not materially and adversely affect the fairness, reasonableness, and adequacy of the Settlement. Should Plaintiffs and Plaintiffs’ Counsel invoke a mediation as set forth in this Paragraph 3.3, then Plaintiffs’ Counsel will return and/or certify that they have destroyed all copies of the Additional Information (including any electronic versions or copies created) within five (5) business days of the Effective Date or the termination of the Settlement, whichever occurs sooner.

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3.4      Plaintiffs agree that they will not rely on, argue, suggest, or indicate in any manner during a contested fee award proceeding that the Defendants’ provision of the Additional Information (or any time spent by Plaintiffs’ counsel reviewing the materials) justifies or supports in any manner any specific fee award sought by Plaintiffs.
IV.PROCEDURE FOR APPROVAL
1.1.As soon as reasonably practicable after the execution of this Stipulation, the Parties shall jointly apply for a Scheduling Order substantially in the form of Exhibit B attached hereto, establishing (i) the procedure for the approval of notice to current Groupon stockholders substantially in the form attached hereto as Exhibit C; (ii) the Court’s consideration of the proposed Settlement; and (iii) a date for the Settlement Hearing.
Notice

1.2.Groupon shall undertake the primary responsibility for giving notice to current Groupon stockholders, in accordance with the terms of the Scheduling Order, and shall be solely responsible for paying the costs and expenses associated with providing the notice described in this paragraph or as otherwise ordered by the Court. By no later than sixty (60) calendar days prior to the date the Court sets for the Settlement Hearing, Groupon shall mail the Notice, substantially in the form attached hereto as Exhibit C, to each Current Groupon Stockholder (except the Individual Defendants). For those Current Groupon Stockholders that have

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consented to receiving information from Groupon electronically, Groupon shall send the Notice electronically. For all other Current Groupon Stockholders, Groupon shall mail the Notice to their last known address appearing in the stock transfer records maintained by or on behalf of Groupon as of the close of business on the date the Stipulation was filed with the Court. All Groupon stockholders who are record holders of Groupon common stock on behalf of beneficial owners shall be requested in the Notice to forward the Notice to such beneficial owners of those shares. Groupon shall use reasonable efforts to give notice to such beneficial owners by causing additional copies of the Notice (i) to be made available to any record holder who, before the Settlement Hearing, requests the same for distribution to beneficial owners, or (ii) to be mailed to beneficial owners whose names and addresses Groupon receives from record owners.
1.3.In addition, by no later than sixty (60) calendar days prior to the date the Court sets for the Settlement Hearing, Groupon shall, at Groupon’s cost: (i) file with the SEC a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K with an accompanying press release, attaching the Stipulation (including its exhibits) and the Notice, substantially in the form attached hereto as Exhibit C; and (ii) post links to this Stipulation and the Notice on the Company’s Investor Relations page of its website through the date of the Settlement Hearing; and (iii) include in the Notice a statement that a copy of this

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Stipulation can be found on the Company’s Investor Relations page of its website along with the website’s address.
1.4.At least ten (10) business days before the Settlement Hearing, Counsel for Defendants shall file with the Court an appropriate affidavit with respect to the preparation and mailing of the Notice in the manner set forth in the foregoing paragraph or as otherwise ordered by the Court.
V.FINAL ORDER AND JUDGMENT; DISMISSAL OF DERIVATIVE ACTIONS
1.1.If the Court approves the Settlement at or following the Settlement Hearing, the parties in the Chancery Actions shall promptly request that the Court enter an order substantially in the form attached hereto as Exhibit D (the “Judgment”) in the Chancery Actions.
1.2.Upon entry of the Judgment, the Chancery Actions shall be dismissed in their entirety with prejudice, with the Chancery Action Plaintiffs, Defendants, and Groupon each to bear his, her or its own fees, costs and expenses, except as expressly provided in this Stipulation.
1.3.Within ten (10) days after the Effective Date, the Federal Derivative Action Plaintiff will voluntarily dismiss the Federal Derivative Action with prejudice.

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VI.RELEASES
1.1.Upon the Effective Date, each of the Plaintiff Releasors shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Defendants’ Releasees. The Plaintiff Releasors shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any of the Defendants’ Releasees with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Defendants’ Releasees except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.
1.2.Upon the Effective Date, each of the Defendant Releasors shall by operation of the Judgment have fully, finally, and forever released, relinquished and discharged the Defendants’ Released Claims against the Plaintiffs’ Releasees. The Defendant Releasors shall by operation of the Judgment have covenanted not to sue any of the Plaintiffs’ Releasees with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Defendants’ Released Claims against the Plaintiffs’ Releasees except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

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1.3.Upon the Effective Date, each of the Defendant Releasors shall by operation of the Judgment have fully, finally, and forever released, relinquished and discharged the Released Claims against the Defendants’ Releasees and Groupon. The Defendant Releasors shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any of the Defendants’ Releasees or Groupon with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Defendants’ Releasees and Groupon except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.
1.4.Nothing herein shall in any way release, waive, impair, or restrict the rights of any of the Parties to enforce the terms of the Stipulation and/or the Judgment entered pursuant thereto.
VII.PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES
1.1.Defendants and the Company acknowledge that Plaintiffs’ Counsel are entitled to an award of attorneys’ fees and reimbursement of litigation expenses in connection with the Derivative Actions and the Settlement. After negotiating the Governance Reforms, Plaintiffs’ Counsel engaged in arm’s-length negotiations with Defendants’ Counsel, with the assistance of the Mediator, concerning an appropriate award of attorneys’ fees and litigation expenses for Plaintiffs’ Counsel.

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Despite good-faith negotiations, the Parties were unable to reach an agreed-to amount of attorneys’ fees and reimbursement of litigation expenses. Plaintiffs’ Counsel will apply to the Court for a Fee and Expense Amount which will not exceed $2.8 million. Defendants intend to contest the amount of any such fee application and reserve the right to do so. The Parties acknowledge and agree that any Fee and Expense Amount awarded by the Court shall be the sole and exclusive attorneys’ fee award paid to Plaintiffs’ Counsel in connection with the Settlement, and that none of Groupon nor the Individual Defendants shall have any separate responsibility therefor.
1.2.The Fee and Expense Amount shall be paid by Groupon to a trust account held by Kahn Swick & Foti, LLC (“KSF”) as receiving agent for Plaintiffs’ Counsel within fifteen (15) business days after entry of the Judgment and shall be immediately releasable, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement, subject to Plaintiffs’ Counsel’s several obligation to make appropriate refunds or repayments if, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fees and costs awarded to Plaintiffs’ Counsel are reduced or reversed. KSF will act as the custodian of the Fee and Expense Amount on behalf of all Plaintiffs’ Counsel, to be held pending an agreement on allocation amongst Plaintiffs’ Counsel or resolution pursuant to

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Section 7.5 below. Defendants shall have no obligations with respect to Plaintiffs’ Counsel’s fees and/or expenses beyond the fees and expenses awarded to Plaintiffs’ Counsel.
1.3.Defendants, Defendants’ Releasees, and Defendants’ respective insurers shall have no responsibility for, and no liability whatsoever with respect to, the division or allocation of the Fee and Expense Amount awarded by the Court with respect to any person, entity, or law firm who or that may assert some claim thereto.
1.4.Payment of the Fee and Expense Amount in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Derivative Actions and the resolution of the claims alleged therein. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Amount among Plaintiffs’ Counsel.
1.5.Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount, including any disputes regarding reimbursement of expenses among them, shall be presented to and be mediated, and, if necessary, finally decided and resolved, by the Mediator on the terms and subject to the

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processes and procedures set forth by the Mediator. The Mediator’s fees and costs for any such mediation and/or arbitration shall be a cost and expense to be disbursed from the Fee and Expense Amount before any allocation of fees among Plaintiffs’ Counsel. Any dispute regarding any allocation among Plaintiffs’ Counsel of fees or expenses of the Fee and Expense Amount shall have no effect on the Settlement. Plaintiffs’ Counsel agree and acknowledge that they will not seek any other award for fees and expenses from any other court in connection with the Settlement. Defendants, including Groupon, shall have no obligation to make any payment to any Plaintiffs’ Counsel other than the Fee and Expense Amount.
1.6.If, after payment of attorneys’ fees and expenses, the attorneys’ fees and expenses award is reversed, vacated, or reduced by final non-appealable order, Plaintiffs’ Counsel shall, within ten (10) business days after receiving from Groupon’s or Defendants’ counsel or from a court of appropriate jurisdiction notice of any reduction of the attorneys’ fees and expenses award by final non-appealable order, make appropriate refunds or repayments. Any refunds or repayments required pursuant to this paragraph shall be the several obligation of Plaintiffs’ Counsel to make appropriate refunds or repayments to the Company of the portion of the Fee and Expense Amount received by them. Each such Plaintiffs’ Counsel receiving an award of fees and expenses, as a condition of

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receiving such fees and/or expenses agrees that: (i) such person or entity and its partners, shareholders, and/or members are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph; and (ii) are severally liable for the full amount of the Fee and Expense Amount paid to them.
1.7.Except as otherwise provided in this Stipulation, each of the Parties shall bear his, her, or its own costs and attorneys’ fees.
1.8.In light of the benefits Plaintiffs achieved for Groupon and Current Groupon Stockholders through their litigation of the Derivative Actions, Plaintiffs may request the Court to approve service awards for each of them in an amount up to $2,500.00 (the “Service Awards”), to which Defendants shall not object. The Service Awards shall be funded solely from the Fee and Expense Amount.
VIII.STAY PENDING COURT APPROVAL
1.1.Pending Court approval of the Stipulation, the Parties agree that any and all proceedings in the Derivative Actions other than those incident to the Settlement shall be stayed.
1.2.Pending final determination of whether the Stipulation should be approved, Plaintiffs and Plaintiffs’ Counsel, and all Current Groupon Stockholders are barred and enjoined from filing instituting, commencing, prosecuting, instigating, continuing, or in any way intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative,

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regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction, forum, court, or tribunal as to the Releasees based on or relating in any way to the Released Claims.
1.3.Notwithstanding Paragraphs 8.1 and 8.2, nothing herein shall in any way impair or restrict the rights of any Party to defend this Stipulation or to otherwise respond in the event any Person objects to the Stipulation, the proposed Judgment to be entered, and/or the Fee and Expense Amount or Service Awards.
IX.CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION
1.1.The Effective Date of the Stipulation shall be the date on which all of the following events have occurred or have been waived in writing by all Parties:
(a)the Court’s entry of the Scheduling Order;
(b)the Court’s entry of the Judgment;
(c)the Judgment has become Final; and
(d)the Chancery Actions are dismissed with prejudice.
1.2.If any of the conditions specified in Paragraph 9.1 are not met, then (i) the Stipulation shall be cancelled and terminated subject to Paragraph 9.3, (ii) Plaintiffs and Defendants shall be restored to their respective positions in the

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Derivative Actions as of the date of this Stipulation, and (iii) all settlement-related agreements (other than as to confidentiality) shall be null and void unless Plaintiffs’ Counsel and Defendants’ Counsel, on behalf of their respective clients, mutually agree in writing to proceed with the Stipulation.
1.3.Each of the Parties shall have the right to terminate the Settlement and this Stipulation as to all Parties by providing written notice of their election to do so, through counsel, to all other Parties within twenty (20) calendar days of: (i) the Court’s Final refusal to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Court’s refusal to enter the Scheduling Order in substantially the form attached as Exhibit C hereto; (iii) the Court’s final refusal to enter the Judgment in substantially the form attached as Exhibit D hereto or dismiss the Chancery Actions with prejudice; or (iv) the reversal or modification of the Judgment in any material respect by a Final order of the Court, the Supreme Court of Delaware, or the Supreme Court of the United States.
1.4.In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to Paragraph 8.3, Plaintiffs and the Defendants shall be restored to their respective positions as of the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any

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act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.
X.NO ADMISSION OF LIABILITY
1.1.It is expressly understood and agreed that neither the Settlement nor any act or omission in connection therewith is intended or shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) any of the Defendants, or any of Defendants’ Releasees as to (i) the truth of any fact alleged by Plaintiffs, (ii) the validity of any claims or other issues raised, or that might be or might have been raised, in the Derivative Actions or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Derivative Actions or in any litigation, or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiffs or any of the other Plaintiffs’ Releasees that any of their claims are without merit, that any of the Defendants had meritorious defenses, or that damages recoverable would not have exceeded the Settlement recovery. The

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Defendants and Defendants’ Releasees may file this Stipulation and/or the Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim or in connection with any insurance litigation.
XI.REPRESENTATIONS AND WARRANTIES
1.1.Plaintiffs and Plaintiffs’ Counsel represent and warrant that: (i) Plaintiffs are stockholders of Groupon; (ii) none of the Released Claims have been assigned, encumbered or in any manner transferred, in whole or in part, by Plaintiffs or Plaintiffs’ Counsel; and (iii) neither Plaintiffs nor Plaintiffs’ Counsel will attempt to assign, encumber or in any manner transfer, in whole or in part, any of the Released Claims.
XII.MISCELLANEOUS PROVISIONS
1.1.The Parties and their attorneys agree to use their individual and collective reasonable efforts to obtain Court approval of this Stipulation. The Parties and their attorneys further agree to use their individual and collective reasonable efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, the Stipulation provided for hereunder and the dismissal of

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the Derivative Actions, including executing and delivering any further documents or instruments necessary to dismiss the Derivative Actions and facilitate the performance of the obligations set forth herein. The Parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and to use their reasonable efforts to effect the consummation of this Stipulation. The Parties agree that any disputes regarding the language of this Stipulation shall be mediated on an expedited basis by the Mediator.
1.2.Any planned, proposed or actual sale, merger or change-in-control of Groupon shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed or actual sale, merger or change-in-control of Groupon, the Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation.
1.3.The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s-length by the Parties, with the assistance of the Mediator, and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties agree that at all times they complied with Rule 11 of the Rules of the Court of Chancery of the State of Delaware and Rule 11 of the Federal Rules of Civil Procedure. The Parties and their respective counsel agree that, throughout the course of the

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litigation, all Parties and their counsel acted in good faith and shall not make any application for sanctions, with respect to any claim or defense in the Derivative Actions.
1.4.While maintaining their positions that the claims and defenses asserted in the Derivative Actions are, respectively, meritorious or without merit, as the case may be, Plaintiffs and Plaintiffs’ Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, connected to the Derivative Actions. Notwithstanding the foregoing, each of the Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Derivative Actions were brought or defended in bad faith or without a reasonable basis.
1.5.Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement:

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(a)shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Actions or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Actions or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Defendants’ Releasees;
(b)shall not be offered, received, or used in any way against any of the Defendants’ Releasees as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any of the Defendants’ Releasees;
(c)shall not be offered, received, or used in any way against any of the Defendants’ Releasees as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Defendants’ Releasees, in any arbitration proceeding or other

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civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and
(d)shall not be offered, received, or used in any way against any of Plaintiffs’ Releasees as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on their claims at trial.
1.6.Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Releasees may refer to the Settlement, and file this Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

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1.7.Nothing in this Stipulation, nor any action the Court takes regarding the approval or disapproval of the Settlement, shall alter the terms of the applicable insurance policies, or Defendants’ rights under them.
1.8.The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
1.9.The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.
1.10.This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the subject matter hereof, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.
1.11.The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected Party, or counsel for that Party.

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1.12.The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.
1.13.The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Releasees.
1.14.The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
1.15.This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.
1.16.The terms and provisions of this Stipulation are intended solely for the benefit of the Parties, and their respective successors and permitted assigns, and it

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is not the intention of the Parties to confer third-party beneficiary rights or remedies upon any other Person, except with respect to the Defendants’ Releasees and Plaintiffs’ Releasees who are not signatories hereto, who shall be third party beneficiaries under this Stipulation and entitled to enforce the release provisions set forth in Section VI of this Stipulation in accordance with their terms, but the consent of any such third-party beneficiary shall not be required to amend, modify or terminate this Stipulation.
1.17.All agreements made and orders entered during the course of the Derivative Actions relating to the confidentiality of information and documents shall survive this Stipulation.
1.18.Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity. Further, all information and documents transmitted between Plaintiffs’ Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in all respects in any such proceeding or forum, provided that (i) the information is not public and (ii) Counsel did not independently obtain the relevant information or document. Notwithstanding the

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foregoing, the Releasees may admit this Stipulation in any proceeding in order to enforce its terms.
1.19.Any notice required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.
1.20.The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with the Court.
1.21.Each counsel or other person executing this Stipulation on behalf of any Party warrants that he or she has the full authority to bind his or her principal to this Stipulation.
1.22.Notwithstanding the entry of the Judgment, the Court shall retain jurisdiction with respect to the implementation, enforcement, and interpretation of the terms of the Stipulation, and all Parties submit to the jurisdiction of the Court for all matters relating to the administration, enforcement, and consummation of the Settlement and the implementation, enforcement, and interpretation of the Stipulation, including, without limitation, any matters relating to awards of attorneys’ fees and expenses to Plaintiffs’ Counsel.

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1.23.The Parties agree that this Stipulation, and all matters relating to its enforcement, will be subject to the continuing jurisdiction of the Court that approves the Stipulation.
1.24.The following exhibits are annexed hereto and incorporated herein by reference:
(a)Exhibit A: Corporate Governance Reforms
(b)Exhibit B: [Proposed] Scheduling Order with Respect to Notice and Settlement Hearing;
(c)Exhibit C: Notice of Pendency and Proposed Settlement of Derivative Actions to Current Groupon Stockholders; and
(d)Exhibit D: [Proposed] Final Order and Judgment.

DATED: February 2, 2023

/s/ Blake A. Bennett
Blake A. Bennett (#5133)
COOCH AND TAYLOR, P.A.
The Nemours Building
1007 N. Orange Street, Suite 1120
Wilmington, DE 19801
(302) 984-3800

ROBBINS LLP
Brian J. Robbins
Kevin A. Seely
5060 Shoreham Place, Suite 300
San Diego, CA 92122
(619) 525-3990

Attorneys for Federal Derivative Action Plaintiff

/s/ Thomas A. Uebler
Thomas A. Uebler (#5074)
MCCOLLOM D’EMILIO SMITH
   UEBLER LLC
Little Falls Centre Two
2751 Centerville Road, Suite 401
Wilmington, DE 19808
(302) 468-5960

KAHN SWICK & FOTI, LLC
Melinda A. Nicholson
Nicolas Kravitz (#6107)
1100 Poydras Street, Suite 3200
New Orleans, LA 70163
(504) 455-1400

Attorneys for Plaintiff Saman F. Khoury

/s/ P. Bradford deLeeuw
P. Bradford deLeeuw (#3569)
DELEEUW LAW LLC
1301 Walnut Green Road
Wilmington, DE 19807
(302) 274-2180

BRAGAR EAGEL & SQUIRE, PC
Lawrence P. Eagel
810 Seventh Avenue, Suite 620
New York, NY 10019
(212) 308-5858

MOORE KUEHN, PLLC
Justin A. Kuehn
30 Wall Street, 8FL
New York, NY 10005
(212) 709-8245

Attorneys for Plaintiff Alyssa Estreen

/s/ Brian D. Long
Brian D. Long (#4347)
LONG LAW, LLC
3828 Kennett Pike, Suite 208
Wilmington, DE 19807
(302) 295-5304

SHUMAN, GLENN & STECKER
Kip B. Shuman
100 Pine Street, Suite 1250
San Francisco, CA 94101
(303) 861-3003

SHUMAN, GLENN & STECKER
Rusty E. Glenn
600 17th Street, Suite 2800 South
Denver, CO 80202
(303) 861-3003

KASKELA LAW, LLC
D. Seamus Kaskela
Adrienne Bell
18 Campus Blvd #100
Newtown Square, PA 19073

Attorneys for Plaintiff Moriah Hargrove Anders

/s/ Sarah R. Martin
Jennifer C. Voss (#3747)
Sarah R. Martin (#5230)
Daniel S. Atlas (#6346)
SKADDEN, ARPS, SLATE,
   MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899-0636
(302) 651-3000

SKADDEN, ARPS, SLATE,
   MEAGHER & FLOM LLP
Matthew R. Kipp
155 N. Wacker Drive
Chicago, IL 60606-1720
(312) 407-0700

Counsel for Nominal Defendant Groupon, Inc. and Defendants Michael Angelakis, Peter J. Barris, Robert J. Bass, Eric Lefkofsky, Theodore J. Leonsis, Valerie Mosley, Michael Randolfi, Melissa Thomas, Helen Vaid, Deborah Wahl, Richard Williams, and Ann Ziegler

EXHIBIT A
CORPORATE GOVERNANCE TERM SHEET
Within ninety (90) days after approval of the Settlement, Groupon Inc.’s (“Groupon” or the “Company”) Board of Directors (“Board”) shall adopt resolutions and amend committee Charters and/or its Corporate Governance Guidelines and/or applicable corporate policies to ensure adherence to the following Corporate Governance Reforms, which shall remain in effect for no less than five (5) years (the “Effective Period”).
The Company may amend or eliminate any one or more of the Corporate Governance Reforms described herein during the Effective Period if the Board determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term is not in the Company’s best interest or conflicts with any provision of any applicable law, including without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 (“Exchange Act”), as amended, or any rules or regulations promulgated thereunder. Any changes deemed material to the Company by the Company that are made pursuant to the above shall be reported on an annual basis either in the Company’s SEC Form 10-K or SEC Form 14(a) Proxy Statement.
I.APPOINTMENT OF ONE NEW INDEPENDENT DIRECTOR
No later than twelve (12) months following the execution of a final settlement agreement, Groupon shall appoint a new independent director to the Board who meets NASDAQ standards for independence. Such new independent director shall be identified and selected by the Nominating and Corporate Governance Committee (“Nominating Committee”) in accordance with the Board nomination procedures detailed infra in Section II (4)-(5).
II.BOARD COMPOSITION REVIEW AND NOMINATING PROCEDURES
The Board shall establish a procedure, to be conducted by the Chair of the Nominating Committee, to assess the skills of its members and to consider new Board candidates in light of current business conditions and other factors as determined by the Board.
1.The Nominating Committee shall establish and implement a program of stakeholder engagement for the purpose of reviewing the Board’s current array of skills, expertise, experience, and other relevant qualities (“Skills Matrix”). The Nominating

Committee will establish and engage in a review, to be conducted annually, to evaluate and consider the composition of the Board (the “Board Composition Review”). In connection with its annual Board Composition Review, the Nominating Committee (or its delegees) will engage in employee and stockholder outreach, as set forth below.
2.The Nominating Committee Chair, or any other member of the Nominating Committee, in consultation with Company management, shall meet with a member of the Human Resources Department or Investor Relations Department who is not a member of the Company’s Senior Team (i.e., the S-Team) to provide insight into employee concerns and otherwise assist in the stakeholder engagement process (such person being the “Employee Representative”), as detailed below.
3.Each individual or entity holding more than 5% of the Company’s common stock as of the date of the first regularly scheduled Nominating Committee meeting of the calendar year, other than individuals who are current or former employees or current or former directors of the Company, will be contacted by the Nominating Committee Chair (or his or her designee) for the purpose of requesting that such stockholder(s) attend a meeting with the Nominating Committee Chair. The purpose of this meeting, among other topics the Committee may want to cover as part of stockholder outreach, will be to present the Skills Matrix and solicit the views of the attending stockholder(s) about the overall composition of the Board.
4.If, in connection with the Board Composition Review, the Nominating Committee recommends to the full Board that an independent search firm be retained to identify prospective candidates for the Board, then the Nominating Committee shall select such search firm, and the Nominating Committee Chair will review the prospective candidates identified by such firm and select those candidates to be forwarded to the Nominating Committee for consideration. This review, including background information and any interviews of prospective candidates, will be conducted with respect to all candidates who express their consent to being considered and to serving as a director. No fewer than three (3) qualified candidates will be sent to the Nominating Committee for review.
5.If candidates are identified and recommended by the Nominating Committee through this search process, the Board shall, subject to its fiduciary duties, nominate one or more candidates for election to the Board or, if no stockholders’ meeting is scheduled in the next ninety (90) days, the Board shall elect the candidate or candidates to fill any Board vacancies until such meeting is held and the candidate(s) can be nominated for election by stockholders.
III. EXECUTIVE COMMITTEE’S REVIEW OF STRATEGIC INITIATIVES
The duties and responsibilities of the Executive Committee of the Board shall be supplemented to include monitoring the Company’s strategic initiatives.
The Executive Committee shall meet quarterly or more frequently as needed during any time period (“Strategic Initiative Period”) in which the Company is formulating plans to implement and execute new programs or business initiatives that management reasonably expects will have a material impact on the Company’s financial performance and/or any anticipated termination of such programs or initiatives (“Strategic Initiatives”). The Executive Committee will monitor ongoing Strategic Initiatives and shall have the discretion to make recommendations to the full Board and/or management concerning alterations to the Strategic Initiatives to better serve the Company and stockholders’ interests.
Management shall report to the Executive Committee on a quarterly basis or more frequently as needed about the Company’s Strategic Initiatives and relevant financial and operational metrics related to such Strategic Initiatives.
IV.ENHANCEMENTS TO BOARD RECORDKEEPING POLICY
The Board will adopt a policy that requires that whenever the Board receives information from senior management about forthcoming financial guidance via “informal” written communications, such as email, and takes subsequent action based upon that specific information, the email(s) or other communications themselves, including any information, analyses, data, etc. contained therein (or a summary of the communications and information), shall be appended as exhibits to the next Board meeting’s minutes and/or materials and maintained as official corporate records of the Company.
V.ENGAGEMENT OF CORPORATE GOVERNANCE CONSULTANT OR OUTSIDE COUNSEL TO ADVISE ON AUDIT COMMITTEE BEST PRACTICES
At least once a year, the General Counsel will engage for the Audit Committee a corporate governance consultant or outside legal counsel to report to the Audit Committee on trends and developments in the law and/or corporate best practices relating to corporate governance and Audit Committee responsibilities. The chair of the Audit Committee will provide a summary of this feedback to the Board at the next scheduled Board Meeting following such review by the Audit Committee along with any recommended changes to the Company’s corporate governance structure that the Audit Committee deems appropriate based on this information.
VI.ENHANCEMENTS TO THE DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE
The Board shall adopt an updated Charter of the Audit Committee, to be attached as an exhibit to the final settlement agreement. The updated Charter of the Audit Committee shall provide in substance that:
1.The Chair of the Audit Committee shall review a draft script for each upcoming earnings call within fourteen (14) days of the earnings call in question. The Chair of the Audit Committee shall report any comments or concerns to the other Audit Committee members, the Chief Financial Officer, or the General Counsel.
2.In its oversight capacity, the Audit Committee shall have the responsibility for ensuring that the Company (i.e., management) implements and maintains internal controls over accounting and financial reporting and reporting systems and procedures designed to identify instances of fraud. Management shall report to the Audit Committee quarterly, if not more frequently, regarding the integrity, accuracy, completeness, and timeliness of the Company’s financial statements and related public filings and disclosures.
3.The Audit Committee shall receive quarterly reports from the Director of Compliance (“DOC,” defined further infra) to assist the Audit Committee with its oversight responsibilities, including monitoring compliance with the Company’s Code of Conduct.

4.In instances in which customer enrollment metrics for a Groupon customer program are tied to equity-based compensation awards, the Audit Committee shall, prior to the payment of such compensation awards, review and approve any related disclosures in the Compensation Discussion and Analysis (“CD&A”) section of the Company’s proxy statements.
5.At least once a quarter, the Audit Committee will meet in executive session, outside the presence of management (except the Company’s General Counsel, who may attend the executive session).
VII.MAINTENANCE OF AND ENHANCEMENTS TO MANAGEMENT-LEVEL DISCLOSURE COMMITTEE
The Company agrees to maintain its Disclosure Committee for no less than five (5) years, in accordance with the agreed-to minimum duration of these corporate governance reforms. The Company shall adopt an updated Charter of the Disclosure Committee and updated Statement of Disclosure Controls and Procedures, both to be attached to the final settlement agreement. The updated Charter and updated Statement of Disclosure Controls and Procedures shall provide, in substance, the following:
A.Function
The Disclosure Committee will evaluate and assess its Charter and its performance annually or upon the occurrence of certain material events. Any changes to the Disclosure Committee’s Charter must be approved by the Certifying Officers (defined below).
The function of the Disclosure Committee will be to review all public disclosures made by the Company to its security holders or the investment community, including those in the Company’s U.S. Securities and Exchange Commission (“SEC”) filings, in an effort to ensure that these statements (i) are accurate, complete, and timely; (ii) fairly present the Company’s financial condition, results of operations, and cash flows in all material respects; and (iii) meet any other applicable laws and stock exchange requirements. The Disclosure Committee shall hold regular meetings prior to each annual and quarterly filing required by the Exchange Act and ad-hoc meetings from time to time as directed by the Disclosure Committee Chairperson.
B.Composition
The Disclosure Committee members shall consist of the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Accounting Officer, Head of Internal Audit, DOC, Chief Administrative Officer, General Counsel & Corporate Secretary, Controller, head of Investor Relations, and other senior officers and/or representatives from the key functional areas of the Company whom the Certifying Officers appoint. Additional committee members may be appointed and/or removed by the CEO and/or CFO (the “Certifying Officers”) at any time. One member of the Disclosure Committee will be designated the Committee’s Chairperson by the Certifying Officers. The Disclosure Committee Chairperson shall schedule and preside over meetings of the Disclosure Committee. Any interpretation of the Charter or the Disclosure Committee’s procedures shall be made by the Disclosure Committee Chairperson. The Disclosure Committee Chairperson or the Certifying Officers may retain outside consultants or advisors, including independent auditors, and consult with other personnel of the Company as appropriate.

The Disclosure Committee Chairperson will report at least quarterly to the Audit Committee of the Board and at least annually to the full Board.
C.Duties and Responsibilities
The Disclosure Committee shall have the following duties and responsibilities:
1.Establish and maintain a Disclosure Controls policy designed to ensure that information required to be disclosed by the Company in its filings with the SEC and other information that the Company discloses to the investment community is recorded, processed, summarized, and reported accurately and in a timely manner, including policies and procedures for evaluating periodic and ad hoc disclosures, as well as policies and procedures for periodically assessing the effectiveness of the Company’s Disclosure Controls;
2.Evaluate the integrity and effectiveness of the Company’s Disclosure Controls as of the end of the period covered by each SEC Periodic Report filed by the Company with the SEC and any amendments to those reports, including through the use of outside consultants as the Committee deems useful and appropriate;
3.Review all necessary material information pertinent to the preparation and evaluation of SEC Periodic and Current Reports;
4.Conduct an annual review of industry-leading oversight practices in connection with disclosures and consider implementation of new practices; and
5.Work with the Board’s Audit Committee to assess the timely evaluation and accurate public disclosure of material information concerning the financial performance of Groupon’s business segments and changes in demand for Groupon’s products or services that, either individually or collectively, are likely to have a material adverse effect on the Company’s business, financial condition, results of operations, revenue, profitability, cash flows, or legal or regulatory requirements.
In order to execute its responsibilities, the Disclosure Committee shall have full access to all Company books, records, facilities, employees, and/or independent auditors.
D.Reporting
1.Before each Annual Report filed with the SEC on Form 10-K, Quarterly Report filed with the SEC on Form 10-Q, and proxy statement filed with the SEC is finalized, the Disclosure Committee shall meet with the Certifying Officers and Audit Committee to discuss the Disclosure Committee’s deliberations and disclosure recommendations prior to the filing or distribution of the final document for the Certifying Officers to satisfy themselves as to the adequacy of the process and to provide their own input on disclosure.
2.At least on a quarterly basis, the Disclosure Committee Chairperson shall report to the Audit Committee on whether there are any concerns regarding disclosure issues.
3.A representative of the Disclosure Committee shall meet in executive session with the Audit Committee at every regularly-scheduled Audit Committee meeting.

4.Groupon shall add disclosures about the Disclosure Committee and its membership and processes on its Investor Relations website and in its proxy.
VIII.CODIFICATION OF AND ENHANCEMENTS TO THE DIRECTOR OF COMPLIANCE POSITION
The Company shall adopt a formal job description reflecting the following responsibilities and requirements of the Director of Compliance:
1.The DOC will have primary responsibility for overseeing and administering the Company’s corporate governance policies (including the Global Code of Conduct and Corporate Governance Guidelines), monitoring the development of potential laws and regulations that are likely to have an effect on Groupon’s business, preparing for applicable legal or regulatory changes, fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns.
2.The DOC will report directly to the General Counsel.
3.The DOC and General Counsel will meet in executive session with the Audit Committee at every regularly-scheduled meeting of the Audit Committee and will advise the Audit Committee and act as the liaison between management and the Audit Committee.
4.The DOC will manage the Company’s ethics and compliance program and assist the Audit Committee and the Board in fulfilling their oversight duties with respect to the Company’s compliance with applicable laws and regulations.
5.The DOC, along with the Head of Internal Audit, General Counsel, and other department leaders, will coordinate the reporting and presentation to the Audit Committee of (i) preliminary evaluations of new, material compliance matters; (ii) remedial action with respect to material compliance matters; (iii) ongoing or potential material compliance risks, if any; (iv) the effectiveness of the Company’s compliance-related internal controls; and (v) any recommendations for improvements.
6.The DOC will review the Company’s draft quarterly and annual reports filed with the SEC on Forms 10-Q and 10-K, and related materials prior to their publication and, where appropriate, may provide comment on any legal or compliance risks relating to such disclosures.
7.The DOC will serve on the Company’s Disclosure Committee.
8.The DOC may retain external/third-party advisors as appropriate to assist in the assessment of internal risks.
9.The DOC will work with the Company’s Chief Administrative Officer and General Counsel & Corporate Secretary to evaluate the adequacy of the Company’s internal controls over legal and regulatory compliance, and will develop proposals for improving these controls for the Board’s consideration.
10.The DOC will be charged with primary responsibility for developing and implementing an annual employee training program focused on compliance, internal controls policies and procedures, compliance risk assessment, and complaint reporting and investigation. The DOC will be authorized to seek and will be provided the resources necessary to retain external consultants and vendors as he or she deems necessary to develop and implement the training program. The program must include elements of in-person training, as well as interactive on-line education, testing, and certification of training completion.
11.Annual training shall be mandatory for all officers and senior-level employees of Groupon involved in (a) preparing the Company’s financial statements; (b) making or recording sales of the Company’s products or services; (c) monitoring or recording the size of the Company’s customer base and user engagement metrics; or (d) communications with the Company’s independent external auditor. The training will cover compliance with federal securities laws, the Sarbanes-Oxley Act of 2002, Generally Accepted Accounting Principles (“GAAP”), and other laws and regulations regarding public disclosures.
12.Upon completion of training, the person receiving the training shall provide a written certification of completion. Each written certification shall be maintained by Groupon’s DOC for a period of five (5) years from the date it was executed.
13.An employee who willfully refuses to attend annual training and/or provide a written certification shall be subject to appropriate discipline, up to and including termination.
IX.ENHANCEMENTS TO CLAWBACK POLICY
1.The “Triggering Restatements” section of the Company’s Clawback Policy shall be retitled “Triggering Events,” and the policy shall be revised to apply upon the occurrence of one or more of the following: (a) in the event of a Triggering Restatement under the circumstances set forth in the current policy; or (b) where the Compensation Committee reasonably, and in good faith, determines that any current or former Covered Executive of the Company has engaged in Detrimental Activity (defined below), regardless of whether that Detrimental Activity contributed to any noncompliance that resulted in the Company’s obligation to prepare an accounting restatement.
2.“Detrimental Activity” shall mean an intentional act of fraud or dishonesty in the performance of a Covered Executive’s duties with respect to the Company that results in any material financial loss to the Company.
3.The definition of “Culpable Executive” shall be revised to mean each current or former Covered Executive of the Company that the Compensation Committee determines to have engaged in Misconduct or Detrimental Activity.
4.The definition of “Excessive Incentive-Based Compensation” shall be revised to add the following sentence at the end of the existing definition: “If the Triggering Event is due to a Covered Executive engaging in Detrimental Activity, then ‘Excessive Incentive-Based Compensation’ shall mean an amount deemed appropriate by the Compensation Committee, but in no event will such Excessive Incentive-Based Compensation exceed the total amount of Incentive-Based Compensation earned (with respect to performance share units) or paid (with respect to cash incentives) to that Culpable Executive for the year in which the Triggering Event occurred.”

5.The definition of “Triggering Event” shall be revised to mean a Triggering Restatement or Detrimental Activity.
6.At least once a year, the Compensation Committee will meet to consider any necessary or appropriate changes to the Company’s Clawback Policy and will consult either a compensation consultant or an outside legal counsel to assess the alignment of the policy with prevailing market practices and developments in applicable law and regulations.
7.The clawback enhancements described above apply only to incentive-based compensation earned (with respect to performance share units) or paid (with respect to cash incentives) after the adoption of these enhancements.
X.ENHANCEMENTS TO COMPENSATION COMMITTEE CHARTER
The Board shall adopt an updated Charter of the Compensation Committee, to be attached as an exhibit to the final settlement agreement. The updated Charter of the Compensation Committee shall provide in substance (if not already set forth therein) that:
1.The Compensation Committee shall review the Company’s Clawback Policy as part of the Committee’s consideration of the annual Proxy Statement’s Compensation Discussion and Analysis and shall also review whether any events potentially triggering the Company’s Clawback Policy have occurred during the previous twelve (12) months.
2.Prior to the publication of the annual proxy statement, the head of executive compensation and benefits will meet with the Compensation Committee regarding the draft CD&A in that year’s proxy statement.
Groupon shall promptly post the amended Compensation Committee Charter and the composition of the Compensation Committee on its website.
XI.ENHANCEMENTS TO INSIDER TRADING POLICY
The Company’s Insider Trading Policy is not currently publicly available. Groupon shall publish the full text of the Company’s Insider Trading Policy in the Investor Relations section of the Company’s public website. Notwithstanding the publication of the Insider Trading Policy on the Company’s website, the Policy shall continue to be made available to all employees via a link within the Global Code of Conduct. Additionally, the Company’s Insider Trading Policy shall be amended as follows:
1.The “Rule 10b5-1 Plans” section shall be revised to require that all Rule 10b5-1 plans, and amendments thereto, shall be approved in writing by the General Counsel & Corporate Secretary, or another member of the Legal Department acting at the direction of the General Counsel & Corporate Secretary, at least thirty (30) days in advance of any trades thereunder and submitted to the DOC for review.
2.The “Consequences” section shall be revised to state that the Audit Committee of the Board will review the conduct of those who violate the policy. Subject to the Audit Committee’s determination, that person may have to reimburse the Company for any fines, fees, or expenses incurred by the Company as a result of any noncompliance with the Insider Trading Policy, as well as face the cancellation of outstanding stock options and disqualification from performance-based compensation going forward.

3.The Insider Trading Policy shall also be revised to outline procedures for the submission of complaints from Company employees regarding actual or potential violations of the Insider Trading Policy. These procedures shall provide:
i.That complaints made may be submitted confidentially or anonymously via e-mail or mail;
ii.Upon receipt of a complaint, the DOC will: (a) determine whether the complaint relates to the Insider Trading Policy; and (b) when possible, acknowledge receipt of the complaint to the sender;
iii.The DOC will review such complaints under the Audit Committee’s oversight. The review process shall, to the fullest extent possible, honor the confidentiality of the complainant;
iv.The DOC shall maintain a record of all complaints, including, but not limited to: (a) substance of complaint; (b) date of receipt of the complaint; (c) actions taken to investigate the complaint and the dates on which such actions were taken; (d) recommendations made in response to the complaint and the date such recommendations were made; and (e) outcome of the investigation into the complaint and the date such determination was made (collectively, the “DOC’s Log”);
v.The DOC will notify the Audit Committee of any substantiated or meritorious complaints and review with the Audit Committee the appropriate corrective action;
vi.The DOC and/or the Audit Committee may utilize outside legal counsel and other experts and advisors to investigate allegations of improper insider trading;
vii.The Company will not take any inappropriate retaliatory action against any Company employee with respect to good faith reporting of complaints relating to or arising out of the Policy; and
viii.Copies of complaints and the DOC’s Log will be maintained for five (5) years from the date made.
XII.DIRECTOR EDUCATION
Any director may attend, at the Company’s expense, programs offered by the National Association of Corporate Directors (NACD), or similar programs, upon request.
Additionally, the DOC and/or General Counsel shall develop an annual, internal director education program that will address appropriate topics, which may include, but not be limited to, GAAP applicable to the Company’s financial reporting, corporate governance principles and best practices, key elements of the Sarbanes-Oxley Act, fiduciary duties, and best practices for effective board oversight of audit and internal controls functions, enterprise risk, financial reporting and disclosures, and legal-regulatory compliance.

XIII.AMENDMENT AND EXPANSION OF WHISTLEBLOWER POLICY
The Company shall enhance the current Whistleblower Policy, currently memorialized in the Company’s Code of Conduct, and adopt a specific written policy for North America protecting whistleblowers (the “Whistleblower Policy”) that consists of the following:
1.The Whistleblower Policy shall:
a.Encourage interested parties to bring forward ethical or legal violations and/or a reasonable belief that ethical or legal violations have occurred to the Audit Committee, DOC, or the Company’s Ethics Reporting Service, EthicsPoint, so that action may be taken to resolve the problem. These complaints shall be reviewed by the DOC and, where the DOC deems it appropriate, credible complaints shall be raised with the Audit Committee, in consultation with and under the supervision of the Company’s General Counsel & Corporate Secretary; and
b.The policy shall communicate effectively that Groupon is serious about adherence to its corporate governance policies and that whistleblowing is an important tool to achieve this goal.
2.The Whistleblower Policy must adequately notify employees of Groupon of the following:
a.Executives are subject to significant penalties for retaliation against whistleblowers;
b.Whistleblower complaints may be directed to the Audit Committee, DOC, and the Company’s legal counsel, in addition to EthicsPoint, and the complaints will be handled by these parties anonymously and in confidence;
c.Employees need not report concerns directly to the Company, and have the right to report concerns directly to the SEC, DOJ, and/or other applicable regulatory agencies (and have the right to hire their own lawyer to represent them in any such proceeding, at their own cost, if they so choose);
d.If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Policy just as if that person directed the complaint to the Audit Committee, DOC, the Company’s legal counsel, and/or EthicsPoint; and
e.It is both illegal and against Groupon’s policy to discharge, demote, suspend, threaten, intimidate, harass, or in any manner discriminate against whistleblowers.

3.A log of whistleblower complaints, as well as the results of all investigations of whistleblower complaints, shall be memorialized in writing by the DOC and maintained for a period of not less than five (5) years.
4.The Company shall remind employees of whistleblower options and whistleblower protections via the Company’s intranet.
XIV.EVALUATION OF CORPORATE GOVERNANCE
Within two (2) years of the Audit Committee enhancements (described above), the Audit Committee or the Nominating Committee shall perform an analysis of the Company’s corporate governance structure and processes and any governance improvements that may be appropriate. The Audit Committee or the Nominating Committee shall have full access to materials or personnel from any part of the Company to assist its review. After completion of its review, the committee conducting such review shall report to the entire Board at the next regularly-scheduled meeting. After review of that committee’s report, the Board shall consider any recommendations made.
GROUPON, INC.
DISCLOSURE CONTROLS AND PROCEDURES

The employees of Groupon, Inc. and its affiliates (the “Company”) may be called upon to provide information necessary to ensure that the financial and other information required to be disclosed in reports filed with the Securities and Exchange Commission (the “SEC”) pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized, and reported on an accurate and timely basis. We expect all employees to take this responsibility very seriously and to provide prompt and accurate answers to inquiries related to our public disclosure requirements.

Objectives

The Disclosure Controls and Procedures have been designed with the objective of ensuring that:

•corporate disclosure is accurate in all material respects and includes all material information required to make the statements included in the disclosure not misleading;
•corporate disclosure is recorded, processed, summarized, and reported within the time periods specified in applicable SEC rules;
•information is accumulated and communicated to the Chief Executive Officer (the “CEO”), the Chief Financial Officer (the (“CFO”), the Disclosure Committee (the “Committee”), and, where appropriate, the Audit Committee, to allow timely decisions regarding disclosure; and
•the CEO and CFO can evaluate the effectiveness of the Disclosure Controls and Procedures within 90 days prior to the filing of each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q filed by the Company.

Disclosures Subject to Disclosure Controls and Procedures

The following types of disclosure are subject to the Disclosure Controls and Procedures:

•all disclosures required to be filed with or furnished to the SEC by the Company pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, including information potentially subject to disclosure under the requirements of Regulation S-X or Regulation S-K and further material information, if any, as may be necessary to make the required statements not misleading;
•all disclosures filed or furnished by the Company pursuant to the rules of the NASDAQ Stock Market (“NASDAQ”);
•except to the extent the Committee otherwise determines, all other disclosures distributed by the Company to its stockholders, third-party analysts, or the media;
•all press releases announcing current or historical earnings or announcing, affirming, or revising projected earnings and other material press releases as the Committee deems necessary; and
•all other disclosures that the Committee may deem appropriate or that are set forth in these Disclosure Controls and Procedures.
The following types of matters always should be reported to the Committee immediately, regardless of amount or apparent significance (except as otherwise indicated), because they are the types of matters that could be of particular importance to the Company or could require an immediate SEC filing:
•execution, amendment, or termination (other than in accordance with its terms) of a material definitive agreement not made in the ordinary course of the Company’s business;
•creation of, or triggering events that accelerate or increase, a material direct financial obligation or a material obligation under an off-balance sheet arrangement;
•any commitment by the Company to an exit or disposal plan under which material charges will be incurred under GAAP;
•any impairment or potential write-off of an asset or assets that could result in a material loss to the Company;
•imposition or creation of a direct or contingent financial obligation that could be material to the Company;
•any determination that investors should no longer rely on the Company’s previously issued financial statements or a related audit report or completed interim review by independent accountants;
•notice from NASDAQ that the Company or its securities do not satisfy NASDAQ’s listing standards or have been delisted;
•unregistered sales of equity securities aggregating to at least 1% of the outstanding class;
•material modifications to the rights of holders of the Company’s securities;

•any departure of directors or principal officers, election of directors other than by stockholder vote, and appointment of principal officers;
•any amendment to the Company’s charter documents or bylaws if the Company did not propose the amendment in a previously filed proxy statement;
•any change in the Company’s fiscal year other than by stockholder vote or as required by the Company’s charter documents;
•any amendment to or waiver of the Company’s Code of Ethics for Senior Financial Officers;
•any actual or possible warranty or similar claim or cost (if potentially material in amount);
•any actual, pending, or threatened litigation, arbitration, or similar judicial or administrative proceeding that involves the Company (if potentially material, other than ordinary wage garnishments);
•any claim or potential claim that the Company is violating any third party’s intellectual property rights, if potentially material;
•any occurrence, accidental or otherwise, involving the Company that results in the death, dismemberment, or disability of an employee or a third party;
•any investigation, audit, or review of the Company by a governmental entity, if potentially material (such as any environmental agency, OSHA, the SEC, the Department of Labor, etc.);
•any incident of fraud, record-keeping irregularity, or accounting or auditing misconduct;
•any transaction between the Company and one of its directors or executive officers (other than ordinary compensation or reimbursement payments and ordinary product purchases); and
•any breach of contract, either by the Company or the other party to a contract with the Company, that could result in a material loss to the Company.

Disclosure Committee

The Committee is made up of the Company’s (1) Chief Executive Officer, (2) Chief Financial Officer, (3) Chief Accounting Officer, (4) Head of Internal Audit, (5) Director of Compliance, (6) Chief Administrative Officer, General Counsel & Corporate Secretary, (7) Head of Investor Relations, and (8) and other senior officers and/or representatives from key functional areas of the Company who are designated. The CEO and CFO may, at their discretion, designate additional persons to serve on the Committee in addition to, or in lieu of, any of these individuals.
The Committee shall be responsible for considering the materiality of information and determining disclosure obligations on a timely basis, and shall administer the process by which corporate disclosure is reviewed for compliance and accuracy. In addition, the Committee shall be responsible for ensuring effective procedures and protocols are in place at the Company in order to provide reasonable assurances that SEC filings reporting financial results of the Company and press releases that accompany any such SEC filings are complete and accurate. The Committee shall be responsible for, among other things, undertaking the following general duties:

•design, establish, maintain, and monitor the Disclosure Controls and Procedures to ensure that significant financial and non-financial information relating to the Company is made known to the Committee on a timely basis;

•evaluate the adequacy of the Disclosure Controls and Procedures each quarter to ensure that the Company is in a position to disclose financial and non-financial information (e.g., information about legal proceedings, regulatory matters, directors, officers, and employees, material contracts, etc.) timely and accurately in the Company’s SEC reports and other documents brought to the Committee’s attention by management (all such disclosures, collectively, the “Reports”), in light of the materiality of the information involved. This evaluation should be performed on such a timeframe as to enable the Company to correct any deficiencies identified by it;

•evaluate the materiality of information or events affecting the Company;
1.
•create and review, in conjunction with the Company’s management, legal counsel, and independent auditors, the Reports (prior to filing or issuance, as applicable) and ensure (i) the accuracy and completeness of such Reports in all material respects and (ii) the timely distribution of those Reports to the SEC and other parties;

•disclose to the Company’s independent auditors and Audit Committee: (1) all significant deficiencies in the design or operation of internal controls that could adversely affect management’s ability to record, process, summarize, and report financial data, and identify for the independent auditors any material weaknesses in internal controls; (2) any impropriety, whether or not material, that involves management or other employees who have a significant role in internal controls; and (3) any material impropriety by any employee;

•resolve disputes regarding corporate disclosure, notifying the Audit Committee of such disputes and forwarding to the Audit Committee any such dispute that cannot be resolved;

•identify all officers and other employees who will be requested to provide written certification in support of the certifications that the CEO and CFO are required to make pursuant to Exchange Act Rule 13a-14 or 15d-14 or Section 906 of the Sarbanes-Oxley Act;

•review the description of the Committee and its responsibilities included in these Disclosure Controls and Procedures no less frequently than once per year and, as necessary, revise such description to ensure the Company’s continued compliance with applicable law; and
2.
•report at least quarterly to the Audit Committee and work with the Audit Committee to assess the timely evaluation and accurate public disclosure of material information concerning the financial performance of the Company’s business segments and changes in demand for the Company’s products or services that, either individually or collectively, are likely to have a material adverse effect on the Company’s business, financial condition, results of operations, revenue, profitability, cash flows, or legal or regulatory requirements.

A copy of the Committee Charter is attached hereto as Appendix A.
3.

Evaluation of Disclosure Controls and Procedures
The Committee (with, as necessary and appropriate, the assistance of other Company employees under the Committee’s supervision) shall evaluate the Disclosure Controls and Procedures in the course of reviewing each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q. In addition to addressing any matters that the Audit Committee, CEO, or CFO may require, or as the Committee deems necessary or advisable, the evaluation shall address whether:
•the Company has failed to file timely any mandated corporate disclosure;

•the Company has received comments or an inquiry from the SEC relating to its corporate disclosure or notice of any SEC investigation or third-party claim relating to its corporate disclosure;

•the procedures have been implemented substantially as contemplated;

•there were any disputes requiring resolution by either the Committee or the Audit Committee; and
4.
•the Committee is aware of anyone participating in the preparation of disclosure who failed to satisfy in all material respects his or her obligations under the Disclosure Controls and Procedures.

Disclosure Coordinators

If an employee becomes aware of a matter that may require public disclosure, that employee must report the matter to a Disclosure Coordinator as quickly as possible. Each Disclosure Coordinator is responsible for (1) monitoring the status of the Company’s disclosure controls generally, (2) serving as a contact for employees to communicate issues or information that could impact the Company’s public disclosures, and (3) reviewing the Company’s public disclosures from time to time.

The initial Disclosure Coordinator shall be the Chief Financial Officer, or his or her designee. The Disclosure Coordinator(s) are selected from time to time by the Committee on the basis of their familiarity with the Company’s public disclosures and reporting matters or on their ability to monitor and coordinate such disclosures and reporting based on their positions within the Company. The Disclosure Coordinator(s) may be modified by the Committee from time to time, in its sole discretion.

Disclosure Requirements Monitor
The primary purpose of the Disclosure Requirements Monitor is to ensure that participants in the preparation of corporate disclosure understand applicable disclosure requirements. The Disclosure Requirements Monitor shall:

•be responsible for understanding and monitoring changes in the legal requirements governing corporate disclosure;
•work with others involved in the preparation of corporate disclosure to help them understand applicable disclosure requirements;
•periodically review applicable disclosure requirements (emphasizing any changes in those requirements since the last such review) with participants in the preparation of corporate disclosure, reminding each that, although it is natural to base new disclosure on historical disclosure, it is important that historical disclosure be read with a critical eye before it is reused; and
•review all disclosure required to be filed with or furnished to the SEC by the Company pursuant to the requirements of the Securities Act and the Exchange Act.
The initial Disclosure Requirements Monitor shall be the General Counsel or his or her designee. The Disclosure Requirements Monitor need not be an officer or employee of the Company and need not serve as a member of the Committee.

Disclosure Review

Corporate disclosure shall be subject to review and comment by the CEO, CFO, the Committee, and, with respect to any particular document, such other persons as the Committee shall determine. The Committee shall hold regular meetings, in-person or telephonic, to discuss each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q, and may hold ad-hoc meetings from time to time to discuss proxy materials, any other material corporate disclosure or as directed by the Committee chair. Additional requirements for review of specific types of corporate disclosure are as follows:

Corporate Disclosure:	Additional Reviewers:
Annual Report on Form 10-K Proxy Materials Annual Report to Stockholders	Disclosure Requirements Monitor Disclosure Coordinators External Legal Counsel Audit Committee Compensation Committee Board of Directors
Quarterly Report on Form 10-Q Press releases relating to earnings results	Disclosure Requirements Monitor Disclosure Coordinators External Legal Counsel Audit Committee
Other Exchange Act filings and NASDAQ filings	Disclosure Requirements Monitor Disclosure Coordinators External Legal Counsel

Time Schedules
The schedule for preparing each document should include a detailed timetable of the tasks required in connection with the preparation, review, and filing or submission of the applicable document. Each schedule should provide for the circulation of drafts in advance of filing deadlines and allow a reasonable period of time for review, comment, and redrafting. Each time schedule should be circulated in advance to each individual who is responsible for preparing or reviewing any portion of the applicable filing or submission.
    As a member of, and in conjunction with the Committee, in-house corporate & securities counsel at the level of Associate General Counsel or senior shall review the Company’s draft Quarterly and Annual Reports on Forms 10-Q and 10-K, prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to legal compliance issues and material risks to the Company’s compliance with applicable laws and regulations, and working with the General Counsel to report any material issues with respect to such matters that may merit disclosure to the Company’s Audit Committee.

Amended and Restated [*], 2023.

GROUPON, INC.
DISCLOSURE COMMITTEE CHARTER
    The Chief Executive Officer and Chief Financial Officer (the “Senior Officers”) of Groupon, Inc. (the “Company”) have adopted this Disclosure Committee Charter (the “Charter”) and have provided the Charter to the Company’s Audit Committee. The Disclosure Committee (the “Committee”) shall evaluate its performance and review and reassess the Charter annually or upon the occurrence of certain material events and recommend any proposed changes to the Senior Officers. Any changes to the Charter shall be approved by the Senior Officers.

I.Purpose
5.
The Senior Officers have established the Committee to (i) ensure compliance with the Company’s policy that all disclosures made by the Company to its stockholders and to the investment community, including those in the Company’s SEC filings, are accurate, complete and timely, fairly present the Company’s financial condition, results of operations, and cash flows in all material respects, and meet any other requirements, as required by applicable laws and the requirements of the NASDAQ Stock Market (“NASDAQ”) and (ii) ensure effective procedures and protocols are in place at the Company to provide reasonable assurances that SEC filings reporting financial results of the Company and press releases that accompany and such SEC filings are complete and accurate.

II. Responsibilities
6.
The Committee shall assist the Senior Officers in fulfilling their responsibility for oversight of the completeness, accuracy, and timeliness of the disclosures made by the Company by being responsible for the following tasks, in each case subject to the supervision and oversight of the Senior Officers:

•design, establish and maintain a disclosure controls policy designed to ensure that (1) information required to be disclosed by the Company in its filings with the Securities and Exchange Commission (the “SEC”) and other information that the Company discloses to the investment community is recorded, processed, summarized, and reported accurately and in a timely manner, including policies and procedures for evaluating periodic and ad hoc disclosures, as well as policies and procedures for periodically assessing the effectiveness of the Company’s Disclosure Controls (as defined below), (2) information is accumulated and communicated to management, including the Senior Officers, as appropriate to allow timely decisions regarding such required disclosure, and (3) the Company complies with other applicable disclosure requirements, including the SEC’s fair disclosure rules in Regulation FD (the “Disclosure Controls”);
7.
•monitor the integrity and effectiveness of the Company’s Disclosure Controls as of the end of the period covered by each SEC periodic report (as defined below) filed by the Company with the SEC and any amendments to those reports, including through the use of outside consultants as the Committee deems useful and appropriate;
8.
•evaluate the materiality of information or events affecting the Company;
9.
•review all necessary material information pertinent to the preparation and evaluation of the Company’s periodic and current reports;
10.
•review and supervise the preparation of the Company’s (1) periodic and current reports, proxy statements, information statements, registration statements, and any other information filed with the SEC, (2) press releases containing financial information, earnings guidance, information about material acquisitions or dispositions, or other information material to the Company’s security holders, and (3) correspondence broadly disseminated to stockholders and all presentations to analysts and the investment community (collectively, the “Disclosure Statements”);
11.
•evaluate the effectiveness of the Company’s Disclosure Controls at the end of the applicable periods prior to the filing of the Company’s Annual Report on Form 10-K and each Quarterly Report on Form 10-Q (collectively, the “periodic reports”);
12.
•review each Exchange Act report prior to filing with the SEC to assess whether the report is accurate and complete in all material respects;
13.
•report at least quarterly to the Audit Committee and work with the Audit Committee to assess the timely evaluation and accurate public disclosure of material information concerning the financial

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performance of the Company’s business segments and changes in demand for the Company’s products or services that, either individually or collectively, are likely to have a material adverse effect on the Company’s business, financial condition, results of operations, revenue, profitability, cash flows, or legal or regulatory requirements;
14.
•discuss with the Senior Officers all relevant information with respect to the Committee’s proceedings, the preparation and review of the Disclosure Statements, and the Committee’s evaluation of the effectiveness of the Company’s Disclosure Controls;
15.
•before each Periodic Report and proxy statement filed with the SEC is finalized, a representative of the Committee shall meet with the Senior Officers and Audit Committee to discuss the Committee’s deliberations and disclosure recommendations prior to the filing or distribution of the final document for the Senior Officers to satisfy themselves as to the adequacy of the process and to provide their own input on disclosure.
16.
17.
•advise the Senior Officers, prior to the filing with the SEC of each periodic report, regarding (1) the Committee’s compliance with its policies and procedures and proper performance of the responsibilities assigned to it and (2) the Committee’s conclusions resulting from its evaluation of the effectiveness of the Disclosure Controls; and
18.
•conduct an annual review of industry-leading oversight practices in connection with disclosures and consider implementation of new practices.

In discharging its duties, the Committee shall have full access to all Company books, records, facilities, employees and/or independent auditors.

III.Organization
19.
The membership of the Committee initially shall consist of the Company’s (1) Chief Executive Officer, (2) Chief Financial Officer, (3) Chief Accounting Officer, (4) Head of Internal Audit, (5) Director of Compliance, (6) Chief

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Administrative Officer, General Counsel & Corporate Secretary, (7) Controller, (8) Head of Investor Relations and (9) and other senior officers and/or representatives from the key functional areas of the Company whom the Senior Officers appoint. Additional committee members may be appointed and/or removed by the Senior Officers at any time At their option, the Senior Officers may also assume any or all of the responsibilities of the Committee at any time or from time to time, including, for example, approving Disclosure Statements when time does not permit the full Committee to meet.

The Senior Officers shall appoint one member of the Committee as chair. The chair shall be responsible for scheduling and presiding over meetings and preparing agendas and minutes. The Committee chair shall determine any question of interpretation of this Charter or of the Committee’s procedures. The Committee chair or the Senior Officers may retain outside consultants or advisors, including independent auditors, and consult with other personnel of the Company as appropriate. The Committee chair shall report at least quarterly to the Audit Committee of the Board, as to whether there are any concerns regarding disclosure issues. The Committee chair shall report at least annually to the full Board and a representative of the Committee shall meet in executive session with the Audit Committee at every regularly-scheduled Audit Committee meeting.

The Committee shall hold regular meetings prior to each annual and quarterly Exchange Act filing required by the Exchange Act and ad-hoc meetings from time to time as directed by the Committee chair. Meetings shall occur as frequently as the circumstances dictate to (1) ensure the completeness, accuracy, and timeliness of the Disclosure Statements and (2) evaluate the Disclosure Controls and determine whether any changes to the Disclosure Controls are necessary or advisable in connection with the preparation of the Company’s upcoming periodic reports or other Disclosure Statements, taking into account developments since the most recent meeting, including changes in the Company’s organization and business lines and any change in economic or industry conditions.

IV.Other Responsibilities
20.
The Committee shall also have such other responsibilities as the Senior Officers may assign to it from time to time.

Amended and Restated [*], 2023.

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V.GROUPON, INC. COMPENSATION COMMITTEE CHARTER

Statement of Purpose

This charter governs the operations of the compensation committee (the “Committee”) of the board of directors (the “Board”) of Groupon, Inc. (the “Company”). The purpose of the Committee is to review and report to the Board on compensation and personnel policies, programs and plans, including management development and successions plans, and to approve and administer employee compensation programs. The Committee shall provide assistance to the Board in fulfilling its responsibilities regarding the following: (a) the compensation of the Chief Executive Officer (the “CEO”); (b) the compensation of the Company’s senior management team and other executive officers, including overseeing the administration of the Company’s equity and incentive plans, policies, practices and programs; (c) the compensation of the non- employee directors; and (d) such other duties, responsibilities and activities as may be set forth in this charter or directed by the Board.
VI.Membership

The Committee shall consist of at least three (3) directors. Each member of the Committee shall be “independent” under the applicable requirements of NASDAQ or otherwise eligible to serve on the Committee in accordance with the transition periods or exceptions provided by NASDAQ, in each case, as interpreted by the Board. In addition, at least two members of the Committee shall be “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. It shall be the responsibility of the Board to determine, in its judgment, whether a member is independent of management and free from any relationship or service to the Company that might interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a Committee member.

VII.Committee Organization and Procedures

The members shall be appointed by action of the Board, based on the recommendations of the nominating and corporate governance committee, and shall serve at the discretion of the Board. Appointments to the Committee shall conform to the Company’s bylaws, this charter and applicable legal and regulatory criteria, as appropriate under the circumstances. Members shall be appointed annually for a term of one (1) year. If a Committee chairman is not designated by the Board, the members of the Committee shall designate a chairman by a majority vote. The Committee may change the chairman at any

5

time. The chairman shall preside over the meetings of the Committee and may call special meetings, in addition to those regularly scheduled, and will report to the Board the actions and recommendations of the Committee.

The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings should the Committee, in its discretion, deem it desirable to do so. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. Unless

6

otherwise stated herein or established by the Committee, the Committee shall be governed by the same procedural rules, including rules regarding meetings, actions without meetings, notices and waivers of notice, as are applicable to the Board.

The Committee shall have the authority to cause investigations to be made of such matters within the scope of the Committee’s purposes and responsibilities as the Committee may deem appropriate. Such investigations may be made by the Company’s employees or such other persons or firms as the Committee may direct. The Committee may require officers and employees of the Company to produce such information and reports, including reports to be provided annually or on other regular bases, as the Committee may deem appropriate.

The Committee may, in its discretion and only to the extent consistent with applicable law, regulations and the Company’s benefit and incentive plans, delegate certain of its authority to a subcommittee of the Committee, the CEO or another executive officer, including with respect to matters relating to the compensation and election as officers of the Company’s employees other than the Company’s CEO and executive officers.

In order to carry out its duties under this charter, the Committee shall retain an independent compensation consultant to review and report on management and director compensation. Furthermore, the Committee is authorized, in its sole discretion, to select, retain, oversee, terminate and approve the fees and other retention terms of counsel, experts or consultants (collectively, “advisers”), as the Committee deems appropriate, without seeking the approval of management or the Board. Prior to retaining or receiving advice from such advisers (other than in-house counsel) to assist it in the performance of its duties, the Committee shall take into consideration the factors relevant to the advisers’ independence from management as specified in NASDAQ Listing Rule 5605(d)(3). The Company shall provide appropriate funding for the payment of reasonable fees to such advisers.

VIII.Responsibilities

In fulfilling its responsibilities, the Committee shall:

1.In consultation with senior management, approve the Company’s executive compensation philosophy and oversee and monitor the Company’s executive compensation policies, plans and programs for the senior management team and any other executive officer of the Company to ensure that they are consistent with the Board’s compensation philosophy and objectives, as well as the long-term interests of the Company’s stockholders.

2.Review and approve, at least annually, the corporate goals and objectives relevant to the compensation of the CEO. In evaluating and determining CEO compensation, the Committee shall consider the results of the most recent stockholder advisory vote on executive compensation (“Say-on-Pay Vote”) required by Section 14A of the Exchange Act.

3.Approve the compensation, including any incentive compensation, of the CEO and, with respect to any incentive compensation, consider all relevant factors, including the Company’s performance based on certain financial measures chosen by the Committee,

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relative stockholder return, the value of similar awards to chief executive officers of comparable companies, the awards given to the CEO in past years and such other factors as the Committee deems appropriate. With respect to cash incentive compensation plans, such plans shall link cash compensation to achievement of financial goals established in advance by the Committee.

4.Review and approve, at least annually and in consultation with the CEO as appropriate, the compensation, including incentive compensation, for the senior management team and any other executive officers (other than the CEO) of the Company. With respect to cash incentive compensation plans, such plans shall link cash compensation to achievement of financial goals established in advance by the Committee.

5.Provide and approve the report of the Committee to be included as part of the Company’s Form 10-K or annual proxy statement, as applicable, in accordance with applicable rules and regulations.

6.Prior to the publication of the annual proxy statement, meet with the Company’s head of executive compensation and benefits (or the person performing those functions) regarding the draft Compensation Discussion and Analysis (“CD&A”) in that year’s proxy statement.
7.
8.
9.Review and approve with the Company’s management CD&A and, based on such discussions, determine whether to recommend to the Board that the CD&A be included in the Company’s Form 10-K or annual proxy statement, as applicable.
10.

11.Review the Company’s Clawback Policy as part of the Committee’s consideration of the CD&A and review whether any events potentially triggering the Company’s Clawback Policy have occurred during the previous twelve (12) months.
12.
13.Review and consider, at least annually, any necessary or appropriate changes to the Company’s Clawback Policy and consult either a compensation consultant or an outside legal counsel to assess the alignment of the policy with prevailing market practices and developments in applicable law and regulations.

14.Review and approve the peer group(s), if any, used for purposes of evaluating the amount or form of executive compensation.

15.Review, approve and recommend to the Board, as appropriate, any new incentive compensation plans, including equity-based plans and, as may be required, any amendments to existing plans relative to the senior management team or any other executive officers of the Company.

16.Act as the administrative committee for the Company’s employee stock option, stock incentive and stock purchase plans, with the authority delegated to it under the terms of the plan(s).

17.Review and approve, as appropriate, any contractual commitments between the Company and any member of the senior management team or any other executive officer of the Company.

18.Review and make recommendations from time to time with respect to the design of various benefit plans, including health and welfare and retirement plans.

19.Ensure transparency in the Company’s reporting to regulatory authorities, stockholders and other constituencies with respect to compensation matters.

20.Oversee management of risks related to compensation of the company’s executive officers and senior management and the Company’s overall compensation program, including the Company’s equity-based compensation plans.

21.Evaluate and make recommendations to the Board regarding the adequacy and effectiveness of non-employee director compensation, including consideration of other peer companies, trends and developments in non-employee director compensation and independence status.

22.Review and evaluate the compensation of the non-employee directors, including the appropriate mix of cash compensation and equity compensation, and recommend to the Board any changes in non-employee director compensation.

23.Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

24.Evaluate its own performance annually and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

25.Discharge any other duties, responsibilities or activities delegated to the Committee by the Board from time to time or by any of the Company’s benefit or incentive plans.

The list of activities set forth above is not an exhaustive list of all of the permitted activities of the Committee, and the Committee may take such other actions as its members from time to time deem necessary or appropriate.

It shall be the responsibility of each member of the Committee to immediately disclose to the chairman of the Committee any relationship that, either in fact or in appearance, might impact the independent judgment of such member in his or her service as a member of the Committee.

The Committee shall have access to information necessary to evaluate and administer the compensation and benefit programs of the Company. Information includes compensation and benefits histories, competitive performance data and technical summaries of relevant tax, accounting and legal codes.

IX.Meetings

The Committee shall meet as frequently as the members of the Committee in their discretion deem desirable, but no less frequently than quarterly. The Committee may also hold special meetings that may be called by telephone or written notice by the chairman of the Committee. The Committee shall cause to be kept adequate minutes of its proceedings and shall report periodically, as deemed necessary or desirable by the Committee, to the Board regarding the Committee’s actions and recommendations. The minutes of Committee meetings shall be retained for at least ten (10) years. The Committee may have in attendance such representatives of senior management, consultants, advisors or others as it may deem necessary to provide the necessary information to carry out its duties; provided that the CEO may not be in attendance during any voting, discussions or deliberations regarding the compensation of the CEO.

X.Reporting to Board
The Committee shall report as to its activities to the Board and, where appropriate, its recommendations for action by the Board at its next meeting subsequent to that of the
Committee. Certain action by the Committee may be similarly reported to the Board for approval or ratification.

This charter may be amended or modified only by the Board. Amended and Restated [*], 2023.

Statement of Purpose

GROUPON, INC.
AUDIT COMMITTEE CHARTER

This charter governs the operations of the audit committee (the “Committee”) of the board of directors (the “Board”) of Groupon, Inc. (the “Company”). The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the stockholders of the Company relating to the Company’s financial statements and financial reporting processes, the integrity of the financial reports and other financial information, the systems of internal reporting and financial controls, the annual independent audit and quarterly review of the Company’s financial statements, the legal compliance and ethics policies and such other matters set forth herein or otherwise established by the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditors and management of the Company.

XI.Membership

The Committee shall consist of at least three (3) directors, each of whom shall (i) be “independent” as defined under the applicable rules of NASDAQ and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years and (iii) be able to read and understand fundamental financial statements. In addition, at least two (2) members of the Committee shall satisfy the “audit committee financial expert” requirements under the Exchange Act, whether by reason of past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication. The audit committee financial experts are not required to be the chairperson of the Committee.

Notwithstanding the above independence requirements, one (1) director who is not a current officer or employee or a family member of a current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the director is required by the best interests of the Company and its stockholders. If such a director is appointed to the Committee, the Company shall disclose the nature of the director’s relationship and the reasons for the Board’s determination in the next annual proxy statement subsequent to such determination. A member appointed under this exception may not serve longer than two (2) years and may not serve as the chairperson of the Committee.

While there is no limit on the number of public company audit committees on which a director may serve, if a director serves on more than three public company audit committees, his or her service on the Committee shall be subject to the Board’s determination that such simultaneous service on such other audit committees will not impair his or her ability to effectively serve on the Committee.

XII.Committee Organization and Procedures

The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Appointments to the Committee shall conform to the Company’s bylaws, this charter and applicable legal and regulatory criteria, as appropriate under the circumstances. Members shall be appointed annually for a term of one (1) year. The members of the Committee shall designate a chairperson by a majority vote. The Committee may change the chairperson at any time. The chairperson shall preside over the meetings of the Committee and may call special meetings, in addition to those regularly scheduled, and will report to the Board the actions and recommendations of the Committee.

The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings should the Committee, in its discretion, deem it desirable to do so. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. Unless otherwise stated herein or established by the Committee, the Committee shall be governed by the same procedural rules, including rules regarding meetings, actions without meetings, notices and waivers of notice, as are applicable to the Board.

The Committee may, in its discretion and only to the extent consistent with applicable law and regulations, delegate certain of its authority to a subcommittee of the Committee. The Committee shall have the authority to cause investigations to be made of such matters within the scope of the Committee’s purposes and responsibilities as the Committee may deem appropriate. Such investigations may be made by the Company’s employees or such other persons or firms as the Committee may direct. The Committee may require officers and employees of the Company to produce such information and reports, including reports to be provided annually or on other regular bases, as the Committee may deem appropriate. The Committee cannot delegate its responsibilities to non-Committee members.

In order to carry out its duties under this charter, the Committee is authorized to select, retain, terminate and approve the fees and other retention terms of counsel, experts or consultants, as the Committee deems appropriate, without seeking the approval of management or the Board. The Company shall provide appropriate funding to permit the Committee to perform its duties under this charter and for the payment of any such fees.

XIII.Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting processes on behalf of the Board and report the results of its activities to the Board. Further, the Committee shall have the responsibility for overseeing that the Company (i.e., management) implements and maintains internal controls over accounting and financial reporting and reporting systems and procedures designed to

6

identify instances of fraud. It is not the Committee’s responsibility to prepare and certify the Company’s financial statements, to guarantee the independent auditors’ report, or to guarantee other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditors. The Committee members are not full-time employees of the Company and do not perform the functions of auditors and accountants. The Committee’s policies and procedures should remain flexible in order to best react

7

to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

In fulfilling its responsibilities, the Committee shall:

1.Establish a clear understanding with the independent auditors that the independent auditors shall report directly to the Committee and be ultimately accountable to the Board.

2.Evaluate, compensate, retain, oversee and, when appropriate, replace the independent auditors, including annually reviewing and selecting the independent auditors.

3.Confirm, on an annual basis, that (a) the lead audit partner and the audit partner responsible for reviewing the audit have been and will be rotated at least once every five (5) years, or more often as necessary in accordance with the requirements of the Exchange Act and the rules and regulations promulgated thereunder (“Exchange Act Rules”), and (b) all other audit partners have been and will be rotated as required under applicable Exchange Act Rules.

4.At least annually, obtain and review a report from the independent auditors describing (a) the independent auditors' internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

5.Request and ensure that the independent auditors submit to the Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1 delineating all relationships between the independent auditors and the Company, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself that the provision of services by the independent auditors not related to the audit of the Company’s annual financial statements and the review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for such year is compatible with maintaining the outside auditors’ independence.

6.Discuss, at least annually, with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and compensation.

7.Pre-approve all audit services and permissible non-audit services to be performed by the independent auditors, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder, for the engagement of independent auditors to perform services to the Company, including, but not limited to, policies that would allow the delegation of pre-approval authority to one or more members of the Committee.

8.Discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk and legal and ethical compliance policies.

8

9.Meet separately, at its discretion, with management and the independent auditors to discuss such matters within the scope of the Committee’s authority, as determined by the Committee from time to time to be necessary or appropriate.

10.Review with management and the independent auditors the quarterly and annual financial statements, including judgments regarding the quality (not just the acceptability) of accounting principles and policies, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.
11.
12.Receive reports from management, at least quarterly, regarding the integrity, accuracy, completeness, and timeliness of the Company’s financial statements and related public filings and disclosures.

13.Review with the Chief Executive Officer and Chief Financial Officer certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

14.Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.Review all related party transactions (including as defined in Item 404 of Regulation S-K under the Exchange Act) for potential conflict of interest situations, and all such transactions shall be approved by the Committee prior to consummation in accordance with the Company’s Related Party Transaction Policies and Procedures.

16.Review with management earnings press releases (including any use of pro forma or other non-GAAP information) prior to the issuance of any such press release. Further, the chairperson of the Committee shall review a draft script for each upcoming earnings call within fourteen (14) days of the applicable earnings call and shall share any comments or concerns to the other Audit Committee members, the Chief Financial Officer, or the General Counsel.

17.Discuss with management and the independent auditors, as appropriate, any correspondence with regulators and governmental agencies and any employee complaints or reports that raise material issues regarding the Company’s financial statements, accounting policies or internal controls.

18.Establish a policy regarding the Company’s hiring of current or former employees of the independent auditor in accordance with applicable Exchange Act Rules.

19.Provide and approve the report of the Committee to be included as part of the Company’s Annual Report on Form 10-K or annual proxy statement, as applicable, in accordance with applicable rules and regulations.

20.Review and discuss material, proposed compliance-related disclosures, if any, in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10- Q.

21.Review with a representative of the Disclosure Committee any Annual Report on Form 10- K, Quarterly Report on Form 10-Q or Current Report on Form 8-K of the

Company that includes an earnings release, to ensure sufficient material risk disclosures.
22.
23.In instances in which customer enrollment metrics for a Company customer enrollment program are tied to equity-based compensation awards, the Committee shall, prior to the payment of such compensation awards, review and approve any related disclosures in the Compensation Discussion and Analysis section of the Company’s annual proxy statement.

24.Establish a formal initial orientation for Committee members and also establish a continuing education program for Committee members.
25.Evaluate its own performance annually and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

26.Review and assess the adequacy of this charter annually.
27.Receive reports from the Company’s Director of Compliance on a quarterly basis to assist with the Committee’s oversight of responsibilities, including monitoring compliance with the Company’s Code of Conduct.
28.Receive a report, at least annually, from a corporate governance consultant or outside legal counsel on trends and developments in the law and/or corporate best practices relating to corporate governance and audit committee responsibilities. The chairperson of the Committee will provide a summary of this feedback to the Board at the next scheduled Board meeting following such review by the Committee along with any recommended changes to the Company’s corporate governance structure that the Committee deems appropriate based on this information.

29.Discharge any other duties, responsibilities or activities delegated to the Committee by the Board from time to time.

The list of activities set forth above is not an exhaustive list of all of the permitted activities of the Committee, and the Committee may take such other actions as its members from time to time deem necessary or appropriate.

It shall be the responsibility of each member of the Committee to immediately disclose to the chairperson of the Committee any relationship that, either in fact or in appearance, might impact the independent judgment of such member in his or her service as a member of the Committee.

XIV.Internal Audit Function; Independent Audit Review

The Company shall have an internal audit function and the manager of such internal audit function (the “Internal Audit Manager”) shall report directly to the Committee, and administratively to the Chief Financial Officer. The Committee shall meet periodically with the Internal Audit Manager to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues or findings that the Internal Audit Manager believes warrant the Committee’s attention.

The Committee shall select and retain an independent auditing firm to conduct an assessment of the internal audit department’s conformance with the Institute of Internal Auditors’ (the “IIA”) definition of Internal Auditing, Code of Ethics, and Standards for the Professional Practice of Internal Auditing. These external assessments shall be conducted three times over the course of a ten (10) year period. The auditor’s report and findings from these assessments shall be provided to the Committee. The Committee, in the exercise of its discretion, shall determine which findings or recommendations, if any, to disclose in the Company’s proxy statement and which, if any recommendations, should be implemented.

XV.Outside Auditors

The Chair of the Committee shall meet with the outside auditors as least four (4) times annually, including before the filing with the SEC of Groupon’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

XVI.Meetings

The Committee shall meet at least six (6) times per year, which shall include meetings prior to (a) the commencement of significant audit procedures; (b) completion of the audit; and (c) filing with the SEC of any Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. At least once a quarter, the Committee will meet in executive session, outside the presence of management (except the Company’s General Counsel, who may attend the executive session). The Committee may also hold special meetings that may be called by telephone or written notice by the chairperson of the Committee. The Committee will cause to be kept adequate minutes of its proceedings and shall report periodically, as deemed necessary or desirable by the Committee, to the Board regarding the Committee’s actions and recommendations. The minutes of Committee meetings shall be retained for at least ten (10) years. The Committee may have in attendance such representatives of management, consultants, advisors or others as it may deem necessary to provide the necessary information to carry out its duties.

XVII.Disclosure Committee

A representative of the Disclosure Committee shall report to the Committee at least once each quarter and more frequently, as necessary.

XVIII.Reporting to Board

The Committee shall report as to its activities to the Board and, where appropriate, its recommendations for action by the Board at its next meeting subsequent to that of the Committee. Certain action by the Committee may be similarly reported to the Board for approval or ratification.

This charter may be amended or modified only by the Board. Amended and Restated: [*], 2023.
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ALYSSA ESTREEN, Derivatively and on Behalf of GROUPON, INC.

Plaintiff,

v.

ERIK LEFKOFSKY, MELISSA THOMAS, PETER BARRIS, THEODORE LEONSIS, ROBERT BASS, DEBORAH WAHL, RICHARD WILLIAMS, MICHAEL ANGELAKIS, and ANN ZIEGLER,

Defendants,

and

GROUPON, INC.,

Nominal Defendant.
C.A. No. 2022-0057-PAF

[Caption continued on next page.]

SAMAN F. KHOURY, derivatively and on behalf of GROUPON, INC.

Plaintiff,

v.

RICHARD WILLIAMS, MELISSA THOMAS, MICHAEL RANDOLFI, THEODORE LEONSIS, PETER BARRIS, ROBERT BASS, ERIC LEFKOFSKY, VALERIE MOSLEY, HELEN VAID, AND DEBORAH WAHL;

Defendants,

-and-

GROUPON, INC., a Delaware corporation,

Nominal Defendant.
C.A. No. 2022-0077-PAF

[Caption continued on next page.]

MORIAH HARGROVE ANDERS, on behalf of GROUPON, INC.

Plaintiff,

v.

MICHAEL ANGELAKIS, PETER BARRIS, ROBERT BASS, ERIK LEFKOFSKY, THEODORE LEONSIS, MELISSA THOMAS, DEBORAH WAHL, RICHARD WILLIAMS, and ANN ZIEGLER,

Defendants,

and

GROUPON, INC., a Delaware Corporation,

Nominal Defendant.
C.A. No. 2022-0407-PAF

[PROPOSED] SCHEDULING ORDER
WHEREAS:
A.Plaintiffs and Defendants in the above-captioned Chancery Actions and the Federal Derivative Action have entered into a Stipulation of Compromise and Settlement, dated February 2, 2023 (the “Stipulation”),2 which provides for settlement and dismissal of the Derivative Actions upon the terms and conditions set forth in the Stipulation;
B.The Chancery Action Plaintiffs have made an application, pursuant to Court of Chancery Rule 23.1, for entry of a scheduling order in accordance with the Stipulation, approving the form and content of the notice of the Settlement to Current Groupon Stockholders and scheduling the date and time for the Settlement Hearing;
C.The Court having read and considered the Stipulation and the exhibits attached thereto; the Stipulation being sufficient to warrant notice to Current Groupon Stockholders; and all Parties having consented to the entry of this Order;
NOW THEREFORE, IT IS HEREBY ORDERED that:
1.Settlement Hearing: The Court will hold a settlement fairness hearing (the “Settlement Hearing”) on ____________, 2023, at ___:_____ __.m., in the Court of Chancery, Leonard L. Williams Justice Center, 500 North King
2 Unless otherwise defined herein, capitalized terms used in this Scheduling Order shall have the meanings assigned to them in the Stipulation.

Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court in the interest of public safety) for the following purposes: (a) to determine whether the proposed Settlement on the terms and conditions in the Stipulation is fair, reasonable, and adequate to Plaintiffs, Groupon, and its stockholders, and should be approved by the Court; (b) to determine whether a Final Order and Judgment substantially in the form attached to the Stipulation as Exhibit D should be entered dismissing with prejudice the Chancery Actions against the Defendants and extinguishing and releasing the Released Claims; (c) to determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses (“Fee and Expense Application”), and for a service award to each of the four named Plaintiffs (“Service Award Application”), should be approved; (d) to hear and consider any objections to the Settlement, the Fee and Expense Application, or the Service Award Application; and (e) to consider any other matters that may properly be brought before the Court in connection with the Settlement.
2.The Court may adjourn the Settlement Hearing without further notice to Current Groupon Stockholders.
3.The Court reserves the right to approve the proposed Settlement with such modifications as the Parties may agree to without further notice to Current Groupon Stockholders.

4.Manner of Giving Notice: Notice of the Settlement and the Settlement Hearing shall be given as follows:
(a)By no later than sixty (60) calendar days prior to the date the Court sets for the Settlement Hearing, Groupon shall, at Groupon’s cost, send the Notice, substantially in the form attached to the Stipulation as Exhibit C, to each Current Groupon Stockholder (except the Individual Defendants). For those Current Groupon Stockholders that have consented to receiving information from Groupon electronically, Groupon shall send the Notice electronically. For all other Current Groupon Stockholders, Groupon shall mail the Notice to their last known address appearing in the stock transfer records maintained by or on behalf of Groupon as of the close of business on the date the Stipulation was filed with the Court. All Groupon stockholders who are record holders of Groupon common stock on behalf of beneficial owners shall be requested in the Notice to forward the Notice to such beneficial owners of those shares. Groupon shall use reasonable efforts to give notice to such beneficial owners by causing additional copies of the Notice (i) to be made available to any record holder who, before the Settlement Hearing, requests the same for distribution to beneficial owners, or (ii) to be mailed to beneficial owners whose names and addresses Groupon receives from record owners.

(b)In addition, by no later than sixty (60) calendar days prior to the date the Court sets for the Settlement Hearing, Groupon shall, at Groupon’s cost: (i) file with the SEC a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K with an accompanying press release, attaching the Stipulation (including its exhibits) and the Notice, substantially in the form attached to the Stipulation as Exhibit C; (ii) post links to the Stipulation and the Notice on the Company’s Investor Relations page of its website through the date of the Settlement Hearing; and (iii) include in the Notice a statement that a copy of this Stipulation can be found on the Company’s Investor Relations page of its website along with the website’s address.
(c)At least ten (10) business days before the Settlement Hearing, the Defendants’ Counsel shall file with the Court an appropriate affidavit with respect to the preparation, mailing, and publication of the Notice in the manner set forth in the foregoing paragraphs.
5.Approval of Form and Content of Notice: The Court (a) approves as to form and content the Notice, attached to the Stipulation as Exhibit C, and (b) finds that the preparation, mailing, and publication of the Notice in the manner set forth in paragraph 4 above: (i) constitutes notice that is reasonably calculated, under the circumstances, to apprise Current Groupon Stockholders of the pendency of the Derivative Actions, of the effect of the proposed Settlement (including the releases to be provided thereunder), of the Fee and Expense Application, of the Service Award Application, of their right to object to the Settlement, the Fee and Expense Application, or the Service Award Application, and of their right to appear at the Settlement Hearing; (ii) constitutes due, adequate, and sufficient notice to all Persons entitled to receive notice of the proposed Settlement; and (iii) satisfies the requirements of Court of Chancery Rule 23.1, the United States Constitution (including the Due Process Clause), and all other applicable laws and rules. The date and time of the Settlement Hearing shall be included in the Notice before it is issued.
6.Appearance and Objections at the Settlement Hearing: Any Current Groupon Stockholder who objects to the Settlement, the Fee and Expense Application, or the Service Award Application, or who otherwise wishes to be heard, may appear personally or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such Person shall be heard, and no briefs, pleadings, or other documents submitted by any such Person shall be received and considered by the Court, unless, no later than twenty-one (21) calendar days before the Settlement Hearing, such Person files with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, and serves upon the attorneys listed below: (a) a written and signed notice of intention to appear, which states the name, address, telephone number, and email address (if available) of the objector and, if represented, of his, her, or its counsel; (b) proof that the objector owned Groupon common stock as of the date of the execution of the Stipulation and continues to hold such shares; and (c) a written, detailed statement of the Person’s objections to any matter before the Court, and the specific grounds therefor or the reasons why such Person desires to appear and to be heard, as well as all documents and writings that such Person desires the Court to consider, including any legal and evidentiary support, and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three (3) years. If any such stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements above, filed with the Register in Chancery (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. These writings must also be served by File and Serve Xpress, by email, by hand, by first-class mail, or by express service upon the following attorneys such that they are received no later than twenty-one (21) calendar days before the Settlement Hearing:

To Plaintiffs	Melinda A. Nicholson Nicolas Kravitz KAHN SWICK & FOTI, LLC 1100 Poydras Street, Suite 3200 New Orleans, LA 70163 Brett D. Stecker SHUMAN, GLENN & STECKER 326 W. Lancaster Avenue Ardmore, PA 19003
To Defendants
Jennifer C. Voss
Sarah R. Martin

SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
One Rodney Square
920 N. King Street
Wilmington, DE 19801

Matthew R. Kipp
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
155 N. Wacker Drive
Chicago, IL 60606

7.Unless the Court orders otherwise, any Person who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived his, her, or its right to object to any aspect of the proposed Settlement, the Fee and Expense Application, or the Service Award Application and shall be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement or the requested attorneys’ fees and litigation expenses and service awards, or from otherwise being heard concerning the Settlement, the Fee and

Expense Application or the Service Award Application in this or any other proceeding.
8.Stay and Temporary Injunction: Until otherwise ordered by the Court, the Court stays all proceedings in the Chancery Actions other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending final determination of whether the Settlement should be approved, the Court bars and enjoins Plaintiffs and all other Current Groupon Stockholders from filing, instituting, commencing, prosecuting, instigating, continuing, or in any way intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction, forum, court, or tribunal as to the Releasees based on or relating in any way to the Released Claims.
9.Termination of the Settlement: If the Settlement is terminated pursuant to ¶ 9.3 of the Stipulation, the settling Parties shall be restored to their respective positions in the Derivative Actions that existed immediately prior to the date of execution of the Stipulation.

10.No Admission: As stated in ¶ 10.1 of the Stipulation,
it is expressly understood and agreed that neither the Settlement nor any act or omission in connection therewith is intended or shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) any of the Defendants, or any of Defendants’ Releasees as to (i) the truth of any fact alleged by Plaintiffs, (ii) the validity of any claims or other issues raised, or that might be or might have been raised, in the Derivative Actions or in any other litigation, (iii) the deficiency of any defense that has been or could have been asserted in the Derivative Actions or in any litigation, or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiffs or any of the other Plaintiffs’ Releasees that any of their claims are without merit, that any of the Defendants had meritorious defenses, or that damages recoverable would not have exceeded the Settlement recovery. The Defendants and Defendants’ Releasees may file this Stipulation and/or the Judgment in any action that has been or may be brought against them in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim or in connection with any insurance litigation.

11.Supporting Papers: Plaintiffs’ Counsel shall file and serve the opening papers in support of the proposed Settlement, plus the Fee and Expense Application and Service Award Application, and any supporting papers, no later than thirty-five (35) calendar days before the Settlement Hearing. Opposition papers, if any, shall be filed and served no later than twenty-one (21) calendar days before the Settlement Hearing. Reply papers, if any, shall be filed and served no later than seven (7) calendar days before the Settlement Hearing.

DATED: _____________, 2023
Vice Chancellor Fioravanti

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ALYSSA ESTREEN, Derivatively and on Behalf of GROUPON, INC.

Plaintiff,

v.

ERIK LEFKOFSKY, MELISSA THOMAS, PETER BARRIS, THEODORE LEONSIS, ROBERT BASS, DEBORAH WAHL, RICHARD WILLIAMS, MICHAEL ANGELAKIS, and ANN ZIEGLER,

Defendants,

and

GROUPON, INC.,

Nominal Defendant.
C.A. No. 2022-0057-PAF

[Caption continued on next page.]

SAMAN F. KHOURY, derivatively and on behalf of GROUPON, INC.

Plaintiff,

v.

RICHARD WILLIAMS, MELISSA THOMAS, MICHAEL RANDOLFI, THEODORE LEONSIS, PETER BARRIS, ROBERT BASS, ERIC LEFKOFSKY, VALERIE MOSLEY, HELEN VAID, AND DEBORAH WAHL;

Defendants,

-and-

GROUPON, INC., a Delaware corporation,

Nominal Defendant.
C.A. No. 2022-0077-PAF

[Caption continued on next page.]

MORIAH HARGROVE ANDERS, on behalf of GROUPON, INC.

Plaintiff,

v.

MICHAEL ANGELAKIS, PETER BARRIS, ROBERT BASS, ERIK LEFKOFSKY, THEODOSRE LEONSIS, MELISSA THOMAS, DEBORAH WAHL, RICHARD WILLIAMS, and ANN ZIEGLER,

Defendants,

and

GROUPON, INC., a Delaware Corporation,

Nominal Defendant.
C.A. No. 2022-0407-PAF

NOTICE OF PROPOSED SETTLEMENT OF
STOCKHOLDER DERIVATIVE ACTION

The Delaware Court of Chancery authorized this Notice.
This is not a solicitation from an attorney.

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TO:    ALL OWNERS OF GROUPON, INC. (“GROUPON,” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: GRPN) AS OF THE CLOSE OF BUSINESS ON FEBRUARY 2, 2023 (“CURRENT GROUPON STOCKHOLDERS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED ACTIONS, CURRENT GROUPON STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.
IF YOU DO NOT OBJECT TO THE PROPOSED SETTLEMENT DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.
PLEASE TAKE NOTICE that the above-captioned stockholder derivative actions (the “Chancery Actions”) are being settled, along with a similar derivative action captioned Frankel v. Thomas, et al., Case No. Case No. 1:21-cv-01281-RGA (D. Del.) (the “Federal Derivative Action,” and collectively with the Chancery Actions, the “Derivative Actions”). The Derivative Actions were brought by Groupon stockholders on behalf of Groupon and are pending in the Court of Chancery for the State of Delaware (the “Court”) and the United States District Court for the District of Delaware. If the Court approves the Settlement, it will resolve all claims brought, or that could have been brought, in the Derivative Actions.
The complete terms of the Settlement, which will not take effect unless approved by the Court, are set forth in the Stipulation of Compromise and Settlement, dated February 2, 2023 (the “Stipulation”), entered into by and among:

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(i) Plaintiffs in the Derivative Actions, derivatively on behalf of Groupon; (ii) Michael Angelakis, Peter J. Barris, Robert J. Bass, Eric Lefkofsky, Theodore J. Leonsis, Valerie Mosley, Michael Randolfi, Melissa Thomas, Helen Vaid, Deborah Wahl, Richard Williams and Ann Ziegler (collectively, the “Individual Defendants”); and (iii) Groupon, as nominal defendant (together with the Individual Defendants, “Defendants,” and, together with the Individual Defendants and Plaintiffs, the “Parties”).3
Because the Derivative Actions were brought derivatively on behalf of Groupon, the benefits of the Settlement will go directly to Groupon and not to Current Groupon Stockholders. Thus, Current Groupon Stockholders will not submit claims in connection with the Settlement.

WHAT IS THE PURPOSE OF THIS NOTICE?
The purpose of this Notice is to inform Current Groupon Stockholders about (a) the Derivative Actions; (b) the Settlement; (c) Current Groupon Stockholders’ rights with respect to the Settlement; and (d) the hearing that the Court will hold on _________ ___, 2023, at _:__ _.m., at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court in the interest of public safety).
At this hearing (the “Settlement Hearing”), the Court will, among other things: (a) determine whether the Settlement is fair, reasonable, and adequate to Groupon and its stockholders, and should be approved by the Court; (b) determine whether a Final Order and Judgment should be entered dismissing with prejudice the Chancery Actions and extinguishing and releasing the Released Claims; (c) determine whether to approve the attorneys’ fees and reimbursement of litigation
3 Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings assigned to them in the Stipulation. A copy of the Stipulation is being filed concurrently herewith as part of the Form 8-K, and is also available at https://investor.groupon.com/ or by contacting counsel listed below.

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expenses to Plaintiffs’ Counsel (“Fee and Expense Amount”), and service awards to the Chancery Action Plaintiffs and Federal Derivative Action Plaintiff (“Plaintiff Service Awards”); (d) hear and consider any objections to the Settlement, the Fee and Expense Amount, and/or the Service Awards; and (e) consider any other matters concerning the Settlement that may properly be brought before the Court.
This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or the Individual Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

WHAT IS THIS CASE ABOUT?
The Derivative Actions are brought derivatively on behalf of nominal defendant Groupon and allege, among other things, that the Individual Defendants breached their fiduciary duties by (i) making and/or causing Groupon to make false and misleading statements and omissions in the Company’s United States Securities and Exchange Commission (“SEC”) filings with respect to the performance and financial prospects of Groupon’s business segments and the Company’s projected adjusted earnings before interest, taxes, depreciation, and amortization (“AEBITDA”) between 2019 and 2020; (ii) the participation in insider trading by selling Groupon stock while in possession and on the basis of material nonpublic information; (iii) the Board’s oversight with respect to the Company’s financial performance and financial prospects between 2019 and 2020; and (iv) the Board’s wrongful constructive refusal of plaintiff Khoury’s demand to investigate the alleged misconduct detailed above and institute this litigation.
On June 28, 2022, the Parties participated in an all-day mediation overseen by Mr. Jed D. Melnick, Esq. of JAMS (the “Mediator”). The Parties subsequently continued arm’s-length settlement negotiations following the mediation, with the

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assistance of the Mediator, and ultimately, on November 21, 2022, agreed on the consideration that forms the basis of the Settlement. The Parties then drafted and negotiated the Stipulation to memorialize the terms of the Settlement.

WHAT ARE THE TERMS OF THE PROPOSED SETTLEMENT?
In consideration of the proposed Settlement, Groupon will adopt, implement, and maintain the corporate governance reforms (the “Governance Reforms”) set forth in Exhibit A to the Stipulation, which include, among other things: (i) the appointment of a new independent director; (ii) a requirement that an Executive Committee of the Board monitor any Company plans to implement and execute new programs or business initiatives that management reasonably expects will have a material impact on the Company’s financial performance and/or any anticipated termination of such programs or initiatives; (iii) enhanced board independence and improved oversight reforms, including amendments to the charters for the Audit Committee and Compensation Committee; (iv) enhancements to oversight of corporate strategy and risk, internal controls, and disclosures, including the formalization of a Disclosure Committee, enhancements to the Director of Compliance position, and enhancements to the duties and responsibilities of the Executive Committee with respect to monitoring of the Company’s strategic initiatives; and (v) enhancements to corporate policies regarding compliance training, insider trading, whistleblower reporting, recapture of incentive-based compensation, Board level recordkeeping, and director education. The Derivative Actions will be dismissed with prejudice. Plaintiffs will release the Defendants’ Releasees from claims relating to the Derivative Actions, and Defendants will release Plaintiffs’ Releasees and Defendants’ Releasees from claims relating to the prosecution of the Derivative Actions.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?

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In connection with seeking final approval of the proposed Settlement, Plaintiffs’ Counsel will also file an application requesting fees and reimbursement of litigation expenses not to exceed $2,800,000.00. Subject to Court approval, the Fee and Expense Amount will be paid by the Defendants and/or their insurance carriers. Defendants and the Company acknowledge that Plaintiffs’ Counsel are entitled to an award of attorneys’ fees and reimbursement of expenses in connection with the Derivative Actions, but reserve the right to contest the amount of Plaintiffs’ Counsel’s fee application.
Plaintiffs’ Counsel will also apply to the Court for service awards to the Chancery Action Plaintiffs and Federal Derivative Action Plaintiff for their service as derivative representatives of up to $2,500.00 each, to be payable from the Fee and Expense Amount.

WHY ARE THE PARTIES SETTLING?
The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties have determined that it is desirable and beneficial that the Derivative Actions and any dispute related thereto is fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.
Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants throughout a trial and any appeal(s). Plaintiffs and Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Actions.

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Defendants deny each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Derivative Actions. The Individual Defendants further assert that, at all times, they acted in good faith, and in a manner they reasonably believed to be and that was in the best interests of Groupon and Groupon’s stockholders. Defendants assert that they have meritorious defenses to the claims in the Derivative Actions. Nonetheless, Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the risks inherent in any lawsuit and the burden and expense of further litigation.
The Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Settlement, including the Governance Reforms to be adopted by Groupon, provides substantial benefits to, and is in the best interests of, Groupon and its stockholders.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?
On _________ __, 2023, the Court entered a scheduling order, which permitted the dissemination of this Notice regarding the Settlement to Current Groupon Stockholders (the “Scheduling Order”). The Scheduling Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on ________ __, 2023 at __:__ _.m., Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, to, among other things: (i) determine whether the proposed Settlement on the terms and conditions set forth in the Stipulation is fair, reasonable, and adequate to Groupon and its stockholders and should be approved by the Court; (ii) determine whether a Final Order and Judgment substantially in the form attached

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to the Stipulation as Exhibit D should be entered dismissing with prejudice the Chancery Actions against the Defendants and extinguishing and releasing the Released Claims; (iii) determine whether to approve the Fee and Expense Amount to Plaintiffs’ Counsel and Service Awards to Plaintiffs; (iv) hear and consider any objections to the proposed Settlement, Plaintiffs’ Counsel’s Fee and Expense Amount and/or Plaintiffs’ Service Awards; and (v) to consider any other matters that may be properly brought before the Court in connection with the Settlement.
The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or via videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar for any change in date, time, or format of the Settlement Hearing.
Any Current Groupon Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, the Fee and Expense Amount, and/or Service Awards, may file a written objection with the Court. An objector must at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Register in Chancery and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of Groupon common stock as of February 2, 2023 and as of the date of filing the objection, including the number of shares of Groupon common stock held and the date of purchase, (c) any and all documentation or evidence in support of such objection, and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three (3) years; and (2) if he, she, or it intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the

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Register in Chancery (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.
IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE REGISTER IN CHANCERY NO LATER THAN ________ __, 2023. THE REGISTER IN CHANCERY’S ADDRESS IS:
Register in Chancery:
Leonard L. Williams Justice Center
500 North King Street
Wilmington, Delaware 19801

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN ________ __, 2023. COUNSEL’S ADDRESSES ARE:

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To Plaintiffs	Melinda A. Nicholson Nicolas Kravitz KAHN SWICK & FOTI, LLC 1100 Poydras Street, Suite 3200 New Orleans, LA 70163 Brett D. Stecker SHUMAN, GLENN & STECKER 326 W. Lancaster Avenue Ardmore, PA 19003
To Defendants
Jennifer C. Voss
Sarah R. Martin

SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
One Rodney Square
920 N. King Street
Wilmington, DE 19801

Matthew R. Kipp
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
155 N. Wacker Drive
Chicago, IL 60606

You may enter an appearance before the Court, at your own expense, individually or through counsel of your choice. If you wish to object at the Settlement Hearing, you must first comply with the procedures for objecting that are set forth in this Notice. Any objection to any aspect of the Settlement must be filed with the Clerk of the Court and sent to Plaintiffs’ and Defendants’ Counsel no later than _____ __, 2023 (21 days before the Settlement Hearing), in accordance with the procedures set forth in this Notice.
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above counsel. Any Person who fails to object in the manner provided shall be deemed to have waived such objection (including the right to appeal) and shall forever be

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foreclosed from making any objection to the fairness, reasonableness, or adequacy of the proposed settlement as set forth in the Stipulation and the Judgment, or to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court. Current Groupon Stockholders who have no objection to the settlement do not need to appear at the Settlement Hearing or take any other action.

WHERE CAN I FIND ADDITIONAL INFORMATION?
This Notice contains only a summary of the terms of the Settlement. For more detailed information about the matters involved in the Derivative Actions, you may refer to the papers on file in the Chancery Actions, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, 500 North King Street, Wilmington, Delaware 19801. A copy of the Stipulation can be found in the Investor Relations section of Groupon’s website located at https://investor.groupon.com/.
Inquiries may be made to Plaintiffs’ Counsel: Melinda Nicholson, Kahn Swick & Foti, LLC, 1100 Poydras Street, Suite 3200, New Orleans, LA 70163, Telephone: (504) 455-1400; or Brett D. Stecker, Shuman, Glenn & Stecker, 326 W. Lancaster Avenue, Ardmore, PA 19003 (303) 861-3003.
PLEASE DO NOT CALL OR WRITE THE COURT, THE OFFICE OF THE REGISTER IN CHANCERY, OR DEFENDANTS REGARDING THIS NOTICE.

DATED: _____________, 2023
BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

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IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ALYSSA ESTREEN, Derivatively and on Behalf of GROUPON, INC.

Plaintiff,

v.

ERIK LEFKOFSKY, MELISSA THOMAS, PETER BARRIS, THEODORE LEONSIS, ROBERT BASS, DEBORAH WAHL, RICHARD WILLIAMS, MICHAEL ANGELAKIS, and ANN ZIEGLER,

Defendants,

and

GROUPON, INC.,

Nominal Defendant.
C.A. No. 2022-0057-PAF

[Caption continued on next page.]

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SAMAN F. KHOURY, derivatively and on behalf of GROUPON, INC.

Plaintiff,

v.

RICHARD WILLIAMS, MELISSA THOMAS, MICHAEL RANDOLFI, THEODORE LEONSIS, PETER BARRIS, ROBERT BASS, ERIC LEFKOFSKY, VALERIE MOSLEY, HELEN VAID, AND DEBORAH WAHL;

Defendants,

-and-

GROUPON, INC., a Delaware corporation,

Nominal Defendant.
C.A. No. 2022-0077-PAF

[Caption continued on next page.]

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MORIAH HARGROVE ANDERS, on behalf of GROUPON, INC.

Plaintiff,

v.

MICHAEL ANGELAKIS, PETER BARRIS, ROBERT BASS, ERIK LEFKOFSKY, THEODORE LEONSIS, MELISSA THOMAS, DEBORAH WAHL, RICHARD WILLIAMS, and ANN ZIEGLER,

Defendants,

and

GROUPON, INC., a Delaware Corporation,

Nominal Defendant.
C.A. No. 2022-0407-PAF

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[PROPOSED] FINAL ORDER AND JUDGMENT

A hearing was held before this Court on __________, 2023 (the “Settlement Hearing”), to determine whether the terms and conditions of the Settlement—as reflected in the Stipulation of Compromise and Settlement, dated February 2, 2023 (the “Stipulation”),4 which is incorporated herein by reference—are fair, reasonable, and adequate for the settlement of all Released Claims; and whether this Final Order and Judgment (the “Judgment”) should be entered in the above-captioned actions (the “Chancery Actions”).
It appearing that due notice of the Settlement Hearing has been given in accordance with the Scheduling Order, the settling Parties having appeared by their respective attorneys of record, the Court having heard and considered evidence in support of the proposed Settlement, the attorneys for the settling Parties having been heard, an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order, the Court having determined that notice to Current Groupon Stockholders was adequate and sufficient, and the entire matter of the proposed Settlement having been heard and considered by the Court,
NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
12.The Court has jurisdiction over the subject matter of the Chancery Actions, and all matters relating to the Settlement, as well as personal jurisdiction over the Parties and Current Groupon Stockholders.
4 Unless otherwise defined herein, capitalized terms used in this Final Order and Judgment shall have the meanings assigned to them in the Stipulation.

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13.This Final Judgment incorporates and makes a part hereof: (a) the Stipulation; (b) the Notice; and (c) the Scheduling Order.
14.Based on the record in the Chancery Actions, the Court finds that each of the provisions of Court of Chancery Rule 23.1 has been satisfied and the Chancery Actions have been properly maintained according to Court of Chancery Rule 23.1. Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Groupon and its stockholders, both in terms of litigating the Chancery Actions and for purposes of entering into and implementing the Settlement.
15.This Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Parties and Current Groupon Stockholders, and hereby finally approves the Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.
16.The Chancery Actions, all claims contained therein, and any other Released Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged, and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment. The Parties are to bear their own costs, except as otherwise provided in the Stipulation.
17.Upon the Effective Date, Groupon, Plaintiffs (individually and on behalf of Groupon) and each Current Groupon Stockholder, and each of their respective heirs, executors, administrators, trusts, trustees, estates, beneficiaries,

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legatees, insurers, reinsurers, predecessors, successors, and assigns (and assignees of each of the foregoing), shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Defendants’ Releasees. Groupon, Plaintiffs, and each Current Groupon Stockholder, and each of their respective heirs, executors, administrators, trusts, trustees, estates, beneficiaries, legatees, insurers, reinsurers, predecessors, successors, and assigns (and assignees of each of the foregoing), shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue any of the Defendants’ Releasees with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Defendants’ Releasees. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation or this Judgment.
18.Upon the Effective Date, each of the Defendants, and each of their respective heirs, executors, administrators, trusts, trustees, estates, beneficiaries, legatees, predecessors, successors, and assigns (and assignees of each of the foregoing), shall by operation of this Judgment shall have fully, finally, and forever released, relinquished, and discharged the Defendants’ Released Claims against the Plaintiffs’ Releasees. Each of the Defendants, and each of their respective heirs, executors, administrators, trusts, trustees, estates, beneficiaries, legatees,

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predecessors, successors, and assigns (and assignees of each of the foregoing), shall by operation of this Judgment have covenanted not to sue any of the Plaintiffs’ Releasees with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Defendants’ Released Claims against the Plaintiffs’ Releasees. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation or this Judgment.
19.Upon the Effective Date, each of the Defendants, and each of their respective heirs, executors, administrators, trusts, trustees, estates, beneficiaries, legatees, predecessors, successors, and assigns (and assignees of each of the foregoing), shall by operation of this Judgment have fully, finally, and forever released, relinquished, and discharged the Released Claims against the Defendants’ Releasees and Groupon. Each of the Defendants, and each of their respective heirs, executors, administrators, trusts, trustees, estates, beneficiaries, legatees, predecessors, successors, and assigns (and assignees of each of the foregoing), shall by operation of this Judgment have covenanted not to sue any of the Defendants’ Releasees or Groupon with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Defendants’ Releasees or Groupon. Nothing

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herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation or this Judgment.
20.The Court further finds that:
(a)the Individual Defendants and Groupon agree that the Chancery Actions were filed in good faith and were not frivolous, and are being settled voluntarily by the Defendants; and
(b)the settling Parties agree that throughout the course of the litigation, all parties and their counsel complied with the provisions of Delaware Court of Chancery Rule 11 and Federal Rule of Civil Procedure 11.
21.The Court finds that the publication and dissemination of the Notice to Current Groupon Stockholders:
(a)was implemented in accordance with the Scheduling Order, and proof of the dissemination of the Notice was filed with the Court;
(b)constituted notice that was reasonably calculated, under the circumstances, to apprise Current Groupon Stockholders of: (i) the pendency of the Chancery Actions; (ii) the effect of the proposed Settlement (including the releases to be provided thereunder); (iii) Plaintiffs’ Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses (“Fee and Expense Application”) and application for a service award to each of the four named Plaintiffs (“Service Award Application”); (iv) their right to object to the

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Settlement, Fee and Expense Application, or the Service Award Application; and (v) their right to appear at the Settlement Hearing.
(c)constituted due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and
(d)satisfied the requirements of Court of Chancery Rule 23.1, the United States Constitution (including the Due Process Clause), and all other applicable laws and regulations.
22.Pursuant to, and in accordance with, Court of Chancery Rule 23.1, the Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects and finds that the Settlement is, in all respects, fair, reasonable, and adequate to Plaintiffs, Groupon, and its stockholders. The settling Parties are directed to implement, perform, and consummate the Settlement in accordance with the terms and provisions contained in the Stipulation.
23.The Court hereby approves the sum of ____________ dollars ($__________.00) for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses (“Fee and Expense Amount”) and finds that the Fee and Expense Amount is fair and reasonable. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.
24.The Court hereby approves the Service Awards of __________ dollars ($_________.00) for each of the Chancery Action Plaintiffs and the Federal

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Derivative Action Plaintiff to be paid from Plaintiffs’ Counsel’s Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions.
25.This Judgment, the facts and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:
(a)shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Actions or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Actions or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Defendants’ Releasees;
(b)shall not be offered, received, or used in any way against any of the Defendants’ Releasees as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any of the Defendants’ Releasees;

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(c)shall not be offered, received, or used in any way against any of the Defendants’ Releasees as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Defendants’ Releasees, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and
(d)shall not be offered, received, or used in any way against Plaintiffs’ Releasees as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on their claims at trial.
26.Neither this Judgment, nor the Stipulation, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Releasees may refer to the Settlement, and file the Stipulation and/or this Judgment, in any action that may be brought against them to effectuate the liability protections granted to them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or

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issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.
27.Without further approval from the Court, the Parties are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation to effectuate the Settlement that: (a) are not materially inconsistent with this Judgment; and (b) do not materially limit the rights of the Parties or Current Groupon Stockholders in connection with the Settlement.
28.Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.
29.There is no just reason to delay the entry of this Judgment as a final judgment in the above-captioned Chancery Actions pending in this Court. Accordingly, the Register in Chancery is expressly directed to enter immediately this Judgment dismissing with prejudice the above-captioned Chancery Actions pending in this Court.

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DATED: _____________, 2023
Vice Chancellor Fioravanti